      As filed with the Securities and Exchange Commission on May 3, 1994
                                                       Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                  FORM S-11
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                             --------------------
                                FM 1993A CORP.
       (Exact name of registrant as specified in governing instruments)
                           CRC-I LIMITED PARTNERSHIP
                          CRC-II LIMITED PARTNERSHIP
                                FOODMAKER, INC.
  (exact name of co-registrants as specified in their governing instruments)
                              -------------------
    One Financial Center, 13th Floor               9330 Balboa Avenue
        Boston, Massachusetts 02111            San Diego, California 92123
    --------------------------------           ---------------------------
    (Address of principal executive            (Address of principal executive
       offices of FM 1993A Corp.,                         offices of
           CRC-I and CRC-II)                          Foodmaker, Inc. )


                                Charles W. Duddles
                                9330 Balboa Avenue
                            San Diego, California 92123
                          -------------------------------
                       (Name and address of registrant's and
                        co-registrants' agent for service)
                                 With copies to:

                              Rhonda S. Wagner, Esq.
                             Gibson, Dunn & Crutcher
                             750 B Street, Suite 3300
                           San Diego, California 92101
                                  (619) 544-8025
                             --------------------
       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                             --------------------
                        CALCULATION OF REGISTRATION FEE
                                         Proposed      Proposed
                                         Maximum       Maximum
                            Amount       Offering     Aggregate     Amount of
  Title of Securities       to be         Price        Offering   Registration
   being Registered       Registered   Per Unit(1)     Price(1)        Fee
   ----------------       ----------   -----------     --------   ------------
Series B 9.75% Senior
     Secured Notes due
     November 1, 2003    $70,000,000       100%      $70,000,000     $24,138
CRC-I Guaranty thereof        _             _             _             _
CRC-II Guaranty thereof       _             _             _             _

(1)  Estimated solely for the purpose of calculating the registration fee.
                             --------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                FM 1993A CORP.

      Cross Reference Sheet Showing Location in Prospectus of Information
                   Required by Items of Part I of Form S-11

    Numbers and Captions                   Location or Heading in Prospectus
    --------------------                   ---------------------------------

1.  Forepart of the Registration           Outside Front Cover Page of
    Statement and Outside Front Cover      Prospectus
    Page of Prospectus

2.  Inside Front and Outside Back Cover    Inside Front Cover and Outside Back
    Pages of Prospectus                    Cover Pages of Prospectus; Table of
                                           Contents; Available Information;
                                           Incorporation of Certain Documents by
                                           Reference

3.  Summary Information, Risk Factors,     Prospectus Summary; Risk Factors
    and Ratio of Earnings to Fixed
    Charges

4.  Determination of Offering Price        The Exchange Offer

5.  Dilution                               Not Applicable

6.  Selling Security Holders               Not Applicable

7.  Plan of Distribution                   Prospectus Summary; The Exchange
                                           Offer

8.  Use of Proceeds                        The Exchange Offer

9.  Selected Financial Data                Selected Unaudited Pro Forma
                                           Financial Data

10. Management's Discussion and Analysis   Management's Discussion and Anaylsis
    of Financial Condition and Results of  of Financial Condition and Results of
    Operations                             Operations

11. General Information as to Registrant   Prospectus Summary; Business

12. Policy with Respect to Certain         Prospectus Summary; Business
    Activities

13. Investment Policies of Registrant      Prospectus Summary; Description of
                                           Leases; Business

14. Description of Real Estate             Description of Underlying
                                           Transactions

15. Operating Data                         Description of Leases

16. Tax Treatment of Registrant and Its    Certain Federal Income Tax
    Security Holders                       Consequences

17. Market Price of and Dividends on the   Equity Ownership
    Registrant's Common Equity and
    Related Stockholder Matters

18. Description of Registrant's            Prospectus Summary; Description of
    Securities                             Notes

19. Legal Proceedings                      Not Applicable

20. Security Ownership of Certain          Equity Ownership
    Beneficial Owners and Management

21. Directors and Executive Officers       Management

22. Executive Compensation                 Management

23. Certain Relationships and Related      Not Applicable
    Transactions

24. Selection, Management and Custody of   Business
    Registrant's Investments

25. Policies with Respect to Certain       Prospectus Summary; Business
    Transactions

26. Limitations of Liability               Description of Underlying
                                           Transactions; Description of New
                                           Notes

    Numbers and Captions                   Location or Heading in Prospectus
    --------------------                   ---------------------------------
27. Financial Statements and Information   Incorporation of Certain Foodmaker
                                           Documents by Reference

28. Interests of Named Experts and         Not Applicable
    Counsel

29. Disclosure of Commission Position on   Not Applicable
    Indemnification for Securities Act
    Liabilities

                SUBJECT TO COMPLETION, DATED MAY         , 1994
P R O S P E C T U S
                                FM 1993A CORP.
                           Offer for all Outstanding
                  Privately Placed 9.75% Senior Secured Notes
                             due November 1, 2003
                                in Exchange for
           Series B 9.75% Senior Secured Notes due November 1, 2003
    Guaranteed by CRC-I Limited Partnership and CRC-II Limited Partnership
            The offer will expire at midnight, New York City time,
                   on ______________, 1994, unless extended.

     FM 1993A Corp. (the "Issuer"), a Delaware corporation, hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange up to $70 million aggregate principal amount of Series B 9.75% Senior Secured Notes due
November 1, 2003 (the "New Notes") of the Issuer for a like amount of privately placed 9.75% Senior Secured Notes due November 1, 2003 (the "Old Notes" and together with the New Notes, the "Notes") from the holders (the "Holders of Old Notes"; individually, a "Holder of Old Notes") thereof.

     The New Notes are being offered hereunder in order to satisfy the obligations of the Issuer under a registration rights agreement dated as of December 15, 1993 (the "Registration Rights Agreement") among the Issuer, Foodmaker, Inc. ("Foodmaker" or "Lessee"), CRC-I Limited Partnership ("CRC-I"), CRC-II Limited Partnership ("CRC-II") and the purchasers of the Old Notes who are signatories to the Registration Rights Agreement (the "Initial Purchasers"). The Exchange Offer is designed to provide to Holders of Old Notes an opportunity to acquire New Notes which, unlike the Old Notes, are expected to be freely transferable at all times, subject to state securities or "blue sky" law restrictions, provided that the Holder of Old Notes is not an "affiliate" of the Issuer within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and represents that the New Notes are being acquired in the ordinary course of such holder's business and that said Holder of Old Notes is not engaged in, and does not intend to engage in, a distribution of the New Notes. With the exception of the freely transferable nature of the New Notes, the New Notes are substantially identical to the Old Notes. Both the Old Notes and the New Notes are guaranteed by CRC-I and CRC-II but are without recourse to the general partners of such limited partnerships. See "The Exchange Offer - Purpose of the Exchange Offer."

     The Issuer will accept for exchange any and all validly tendered Old Notes on or prior to midnight, New York time, on ______________, 1994, unless extended (the "Expiration Date"). Tenders of Old Notes made pursuant to the Exchange Offer may not be withdrawn. Foodmaker will pay the expenses of the Exchange Offer.

     The New Notes will bear interest from July 1, 1994. Accordingly, Holders of Old Notes who receive New Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from July 1, 1994 to the date of exchange, but will be entitled to such interest under the New Notes. See "Description of New Notes."

     The Issuer makes no recommendation to Holders of Old Notes as to whether to tender or refrain from tendering all of any portion of their Old Notes pursuant to the Exchange Offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the principal amount of Old Notes to tender after reading this Prospectus and consulting with their advisors, if any, based on their own financial position and requirements.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."
 FOR A DISCUSSION OF CERTAIN OTHER CONSIDERATIONS RELEVANT TO AN
INVESTMENT IN
                      THE NEW NOTES, SEE "RISK FACTORS."
                         -------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE
        COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY
OR
            ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                        ---------------------------
             The date of this Prospectus is ______________, 1994.

           INCORPORATION OF CERTAIN FOODMAKER DOCUMENTS BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Foodmaker pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof: (1) Foodmaker's Annual Report on Form 10-K for the fiscal year ended October 3, 1993; (2) Foodmaker's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 23, 1994[, and April __, 1994]; and (3) Foodmaker's Current Report on Form 8-K/A dated January 27, 1994.

     Each document filed by Foodmaker pursuant to Sections 13(a), 13(c), 14 or 15(d) the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the New Notes made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Foodmaker will provide without charge to each person, including any beneficial owner of Old Notes, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Foodmaker, Inc.,
Attn: Corporate Communications, 9330 Balboa Avenue, San Diego, California 92123, (619) 571-2121.

                             AVAILABLE INFORMATION

     The Issuer has filed with the Commission a registration statement relating to the New Notes offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected without charge and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The Issuer is required under the terms of an indenture dated as of December 15, 1993, between the Issuer and State Street Bank and Trust Company, as trustee (the "Trustee"), as amended by an amendment dated __________________, 1994 (the "Indenture"), to provide a copy of: (i) a balance sheet of the Issuer at the end of each year setting forth in comparative form the figures for the corresponding period in the previous fiscal year, and (ii) statements of income and retained earnings and of changes in cash flows of the Issuer for such year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the treasurer of the Issuer as being accurate and complete and, if requested by the holders of more than 50% of the aggregate principal amount of all Notes outstanding, or if required under any applicable securities laws, accompanied by a letter from a firm of independent certified public accountants of nationally recognized reputation, which certificate shall state that such financial statements fairly present the financial condition of the Issuer and that the examination of such accountants in connection therewith has been made in accordance with generally accepted auditing standards, and accordingly employed such tests of the accounting records and such other auditing procedures as were deemed necessary.

     Moreover, during the period beginning on the original issuance date of the Old Notes and ending on the date that is three years from such date, the Issuer is required, during any period in which Foodmaker or the Issuer is not subject to

Section 13 or 15(d) under the Exchange Act, to make available to any Holder or beneficial holder of Old Notes which continue to be Restricted Notes, in connection with any sale thereof, and make available to any prospective purchaser of Old Notes from such Holder or beneficial holder of Old Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such Holder or beneficial holder of Old Notes. The Issuer is also required to take such further action as any Holder or beneficial holder of Old Notes may reasonably request, all to the extent required from time to time, to enable such Holder or beneficial holder of Old Notes to sell its Old Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any Holder or beneficial holder of Old Notes, the Issuer is required to deliver to such Holder or beneficial holder of Old Notes a written statement as to whether it has complied with such requirements.

                              ----------------

     Based on interpretive letters previously issued by the Staff of the Division of Corporation Finance of the Commission to third parties, the Issuer believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such holder (i) is not an "affiliate" or "promoter" (as such terms are defined in Rule 405 under the Securities Act) of the Issuer, (ii) is not participating in a distribution of the New Notes to be received in the Exchange Offer, (iii) is not, except as noted below, a broker-dealer and (iv) is acquiring the New Notes in the ordinary course of such holder's business. Based on the prior interpretive letters, no broker-dealer may resell or otherwise transfer New Notes issued pursuant to the Exchange Offer without complying with the registration requirements of the Securities Act, unless (a) such broker-dealer is holding Old Notes only as nominee, or
(b)(i) such broker-dealer acquired the Old Notes for its own account as a result of market-making or other trading activities and undertakes to satisfy certain conditions consistent with the requirements of the Securities Act, including the delivery of a prospectus which contains a plan of distribution with respect to such resale transactions (such plan of distribution need not name the broker-dealer or disclose the amount of New Notes held by the broker-dealer), and (ii) such broker-dealer has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the New Notes received pursuant to the Exchange Offer. If any Holder of Old Notes does not satisfy any of the foregoing conditions, such holder may not be entitled to rely on the previously issued interpretive letters.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                                  The Issuer

     On January 5, 1994, in a private placement transaction, the Issuer issued and sold $70,000,000 aggregate principal amount of Old Notes. Proceeds from the issuance of the Old Notes were used to purchase two secured promissory notes issued by two special purpose Massachusetts limited partnerships, CRC-I and CRC-II, in the principal amounts of $30,172,952 and $39,827,048, from CRC-I and CRC-II, respectively (the "CRC-I Note" and the "CRC-II Note", respectively; collectively, the "CRC Notes"). The Issuer is making the Exchange Offer to satisfy its obligations under the Registration Rights Agreement, which requires the Issuer to use its best efforts to effect the Exchange Offer. The Issuer will not receive any additional proceeds from the offering of the New Notes.

                              The Exchange Offer

Securities Offered         Up to $70,000,000 aggregate principal amount of
                           Series B 9.75% Senior Secured Notes due
                           November 1, 2003.

The Exchange Offer         The New Notes are being offered in exchange for a
                           like principal amount of the Old Notes. The issuance of the New Notes is intended to satisfy the obligations of the Issuer under the terms of the Registration Rights Agreement. The New Notes are substantially identical to the Old Notes except that the New Notes will be registered under the Securities Act.

Expiration Date;
   No Withdrawal Rights    The Exchange Offer shall expire at midnight, New
                           York City time on _________, 1994 or such later date to which it is extended by the Issuer (the
                           "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer and the Letter of Transmittal delivered herewith may not be withdrawn.

Accrued Interest on the    The New Notes will bear interest from and
   New Notes               including July 1, 1994 (the day after the last
                           date for which interest will have been paid on the Old Notes prior to the exchange). Accordingly, Holders of Old Notes who receive New Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from and including July 1, 1994 to the date of exchange, but will be entitled to such interest under the New Notes.

Conditions of the Exchange The Exchange Offer is subject to certain customary
   Offer conditions, any or all of which may be waived by the Issuer. See "The Exchange Offer - Conditions to the Exchange Offer."

Procedures for Tendering
   Old Notes               Each Holder of Old Notes wishing to accept the
                           Exchange Offer must complete and sign the Letter of Transmittal, in accordance with the instructions contained therein and submit the Letter of Transmittal to the Exchange Agent identified below. See "The Exchange Offer -
                           Procedures for Tendering."

Guaranteed Delivery        Holders of Old Notes who wish to tender their Old
   Procedures              Notes and whose Old Notes are not immediately
                           available or who cannot deliver their Old Notes and Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                           Offer - Guaranteed Delivery Procedures."

Acceptance of Old Notes
   and Delivery of New
   Notes The Issuer will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to midnight, New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer - Acceptance of Old Notes for Exchange; Delivery of New Notes."

Exchange Agent             State Street Bank and Trust Company; telephone
                           (617) 985-3023.  See "The Exchange Offer -
                           Exchange Agent."

                            Terms Of The New Notes

Issuer The Issuer is a special purpose corporation formed for purposes of issuing the Old Notes and the New Notes (for its own account and as agent acting on behalf of CRC-I and CRC-II) and purchasing the CRC Notes.

Issue Principal Amount     Up to $70 million principal amount of senior
                           secured notes.

Comparison with Old Notes  It is expected that the New Notes will be freely transferable under the Securities Act by Holders of New Notes who are not affiliates of the Issuer, subject to any restrictions on transfer imposed by state securities or "blue sky" laws and those described in "The Exchange Offer - Resales of New Notes." The Holders of Old Notes are currently entitled to certain registration rights pursuant to the Registration Rights Agreement.
                           Consummation of the Exchange Offer will satisfy the Issuer's obligations thereunder, and Holders of Old Notes who do not exchange their Old Notes for New Notes will no longer be entitled to any registration rights and will not be able to reoffer, resell or otherwise dispose of their Old Notes, unless they are subsequently registered under the Securities Act, which the Issuer will have no obligation to do, or unless an exemption from the registration requirements of the Securities Act is available. See "The Exchange Offer - Purpose of the Exchange Offer." The New Notes otherwise will be substantially identical in all respects to the Old Notes.

                           To the extent that Holders of Old Notes do not participate in the Exchange Offer and Old Notes remain outstanding after the consummation of the Exchange Offer, any prepayments on the Notes would be made on a pro rata basis pursuant to the prepayment provisions contained in the Indenture. In addition, Holders of New Notes and Old Notes, together ("Holders of Notes"), will have the voting and other rights described therein.

Maturity                   November 1, 2003.

Interest Rate              9.75% per annum.

Priority The New Notes will be senior secured indebtedness of the Issuer.

Interest Payment Dates     Semi-annual on the first business day of each
                           January and July, commencing on the first business day of July, 1994 and continuing through the first business day of July, 2003. A final interest payment will also be due at Maturity.

Optional Prepayment        Non-prepayable for five years.  Thereafter
                           prepayable at the option of the Lessee in the event of an "Early Termination" (i.e., termination of the Lease and a reconveyance of the Deed of Trust) of one of the Existing Assets (other than Potential Existing Assets) or Construction Assets
                           (other than Potential Construction Assets), as the case may be pursuant to the CRC Leases (as that term is defined in "- The Underlying
                           Transactions") and the CRC Notes at the following premiums: year six - 5.00%, year seven - 3.75%, year eight - 2.50%, year nine - 1.25%, year ten -
                           0.00%. The principal amounts prepaid are to be credited against the payment due at the beginning of the tenth year.

Amortization               Interest-only payments through year nine; by the
                           beginning of year ten, 50% of the original Issue
                           Principal Amount must have been repaid; the balance is due upon Maturity.

Collateral for Notes;      The New Notes will be secured by, among other
Guaranties                 things, the following (collectively, the "Note
                           Collateral"):

                               (1) The pledge by the Issuer to the Trustee of the CRC Notes and the CRC Collateral (as defined below); and

                               (2) A pledge of the Issuer's rights in and to the Collection Account, the Construction Account, the Sinking Fund Account and the Equity Collection Account (each as described in "Description of the Underlying Transactions - Construction Account - Collection, Administrative Expenses, Sinking Fund and Equity Collection Accounts") as well as certain other accounts to be maintained by the Trustee pursuant to the Indenture, and all funds held therein.

                           The New Notes will also be guaranteed by each of CRC-I and CRC-II, which guaranties will be nonrecourse to the general partners of each of CRC-I and CRC-II.

CRC-I Note Collateral      The CRC-I Note is secured by, among other things,
                           the following (collectively, the "CRC-I
                           Collateral"):

                               (1) An absolute assignment to the Issuer of CRC-I's rights as Lessor under the CRC-I Lease (as defined in "- The Underlying Transactions");

                               (2) A first priority deed of trust in favor of the Issuer on CRC-I's rights in the Existing Assets under the Estates For Years (as such terms are defined in "- The Underlying Transactions"), as acquired; and

                               (3) A first priority deed of trust in favor of the Issuer on Foodmaker's reversionary rights in the Existing Assets.

                           The CRC-I Note is cross-collateralized with the CRC-II Collateral (as defined below).

CRC-II Note Collateral     The CRC-II Note is secured by, among other things,
                           the following (collectively, the "CRC-II
                           Collateral," and together with the CRC-I
                           Collateral, the "CRC Collateral").

                               (1) An absolute assignment to the Issuer of CRC-II's rights as Lessor under the CRC-II Lease (as defined in "- The Underlying Transactions");

                               (2) A first priority deed of trust in favor of the Issuer on CRC-II's rights in the Construction Assets under the Estates For Years, (as such terms are defined in "- The Underlying Transactions"), as acquired; and

                               (3) A first priority deed of trust in favor of the Issuer on Foodmaker's reversionary rights in the Construction Assets, as acquired.

                           The CRC-II Note is cross-collateralized with the CRC-I Collateral.

Payments of Principal and
   Interest Prior to
   Maturity; the Sinking
   Fund The CRC Notes are interest-only through year nine with interest payments required semi-annually as described above. In addition to the semi-annual interest payments, CRC-I and CRC-II must pay $25,000 semi-annually through Maturity to fund certain administrative expenses. Semi-annual sinking fund payments of $747,402 through year nine, and a special sinking fund payment of $5,500,000 due the last business day of December 2002, will be collectively applied to pay a portion of the principal payment due at the beginning of year ten. These sinking fund obligations will be reduced to the extent of an Early Termination. See "Description of the Leases
                           - Early Termination; Lease Modification." All of these payments are expected to be covered by the Basic Rent and Special Rent payments to be made by Foodmaker under the CRC Leases. See "Description of the Leases - Rental Rates."

                           By the beginning of year ten, the outstanding balance of the Notes must be reduced to $35,000,000 or less. The sinking fund will be applied at the beginning of year ten to reduce the outstanding debt, and CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund. This additional principal payment is required to be covered by the special rent payments and the purchase price payable under the rejectable offer required to be made by Foodmaker under the CRC Leases (the "Year Nine Offer") not less than 120 nor more than 270 days prior to the first business day of January, 2003 (the "Year Nine Termination Date"). See "Description of the Leases - Rejectable Offer Requirements."

                           After the payment due at the beginning of year ten as described above, CRC-I and CRC-II are required to make one additional semi-annual payment on the first business day of July, 2003 of interest only and $25,000 to fund certain administrative expenses, and then upon Maturity must pay the remaining principal balance plus accrued interest plus a final $25,000 payment for administrative expenses. These payments are required to be covered by the Basic Rent payable by Foodmaker under the CRC Leases plus the Rejectable Offer required to be made by Foodmaker under the CRC Leases at Maturity. See "Description of the Leases - Rejectable Offer Requirements."

Certain Covenants          The Indenture pursuant to which the New Notes will
                           be issued restricts, among other things, the incurrence of additional indebtedness, the use of proceeds from the sale and issuance of the Old
                           Notes, the creation of certain liens, transactions with affiliates, the engagement in any business or activity other than that expressly permitted by the Indenture, and the merger or consolidation of the Issuer or the transfer of any part of the Trust Estate (as defined in "Description of the New Notes - Certain Definitions"), except as expressly permitted by the Indenture. See
                           "Description of New Notes - Certain Covenants."

                           For more complete information regarding the New Notes, see "Description of New Notes."

                          The Underlying Transactions

     The following is a summary description of the transactions underlying the Exchange Offer. On January 5, 1994, in a private placement transaction, the Issuer issued and sold $70,000,000 aggregate principal amount of Old Notes.
The Issuer used the proceeds from the sale of the Old Notes to purchase the CRC Notes. The proceeds from the purchase of the CRC Notes were used by CRC-I and CRC-II to enable each of them to acquire from Foodmaker estates for years to expire on November 30, 2028 (the "Estates for Years," individually, an "Estate For Years") in: (1) in the case of CRC-I, 38 existing Jack In The Box restaurants (the "Existing Assets"), and (2) in the case of CRC-II, four existing Jack In The Box restaurants and approximately 34 to-be-constructed Jack In The Box restaurants (collectively, the "Construction Assets") subject to Foodmaker's right of substitution, as described in "Description of the Leases - Right of Substitution." The locations of the Existing Assets, including those Existing Assets which Foodmaker has not yet acquired fee title to (the "Potential Existing Assets;" individually, a "Potential Existing Asset") and the locations of the Construction Assets, including those Construction Assets which Foodmaker has not yet acquired fee title to (the "Potential Construction Assets;" individually, a "Potential Construction Asset"), are identified in "Description of the Underlying Transactions - Schedule of Properties."

     Pursuant to a Note Purchase Agreement between the Issuer and CRC-I, a portion of the proceeds from the sale of the Old Notes was used to purchase the CRC-I Note, issued by CRC-I in the principal amount of $30,172,952, for a purchase price equal to $28,633,100 (the "CRC-I Note Purchase Price").
Pursuant to a Note Purchase Agreement between the Issuer and CRC-II, a portion of the proceeds from the sale of the Old Notes was used to purchase the CRC-II Note, issued by CRC-II in the principal amount of $39,827,048, for a purchase price equal to $37,794,505 (the "CRC-II Note Purchase Price"). The purchase price for each of the CRC Notes has been disbursed in full; however, a portion of the purchase price for each such note has been held as collateral security for the Notes by the Trustee acting on behalf of the Holders of Notes, pursuant to the terms of the Indenture, to be released by the Trustee to Foodmaker from time to time (a) in the case of the Potential Existing Assets, as soon as Foodmaker has acquired fee title thereto and conveyed an Estate For Years therein to CRC-I and all other conditions contained in the Indenture to the release of the portion of the CRC-I Note Purchase Price allocable thereto have been satisfied, and (b) in the case of the Potential Construction Assets, as soon as Foodmaker has acquired fee title thereto and conveyed an Estate for Years therein to CRC-II and all other conditions contained in the Indenture to the release of the portion of the CRC-II Note Purchase Price allocable thereto have been satisfied.

     Concurrently with the acquisition by CRC-I of the Estate For Years in the Existing Assets (other than the Potential Existing Assets), CRC-I leased such Existing Assets to Foodmaker pursuant to a long-term, bond-type, triple-net master lease (the "CRC-I Lease"). Similarly, concurrently with the acquisition by CRC-II of the Estate For Years in the Construction Assets (other than the Potential Construction Assets), CRC-II leased such Construction Assets to Foodmaker pursuant to a long-term, bond-type triple-net master lease (the "CRC-II Lease"). As CRC-I acquires the Estates For Years in the Potential Existing Assets, upon the acquisition by Foodmaker of the fee interest in the location thereof (subject to Foodmaker's right of substitution as it relates to the Potential Existing Assets, as described in "Description of the Leases - Right of Substitution"), the CRC-I Lease will be amended to subject such Potential Existing Assets to the CRC-I Lease. Likewise, as CRC-II acquires the Estate For Years in the Potential Construction Assets, upon the acquisition by Foodmaker of the fee interest in the location thereof (subject to Foodmaker's right of substitution as it relates to the Potential Construction Assets, as described in "Description of the Leases - Right of Substitution"), the CRC-II Lease will be amended to subject such Potential Construction Assets to the CRC-II Lease. The CRC-I Lease and the CRC-II Lease shall hereinafter be referred to as the "CRC Leases" or the "Leases." Each of the CRC Leases will have an initial term expiring on November 1, 2003 (the "Basic Term").

     Since January 5, 1994, Foodmaker has been responsible for, and is required to make beginning July 1, 1994, rental payments on all of the Existing Assets (including the Potential Existing Assets) under the CRC-I Lease regardless of whether CRC-I has acquired the Estate For Years therein or whether all other conditions to the release of the portions of the CRC-I Note Purchase Price allocable thereto have been satisfied. Since January 5, 1994, Foodmaker has also been responsible for, and is required to make beginning July 1, 1994, rental payments on each Construction Asset (including the Potential Construction Assets) under the CRC-II Lease regardless of whether each Construction Asset has been acquired and/or construction has been completed by Foodmaker and whether CRC-II has acquired an Estate For Years therein or whether all other conditions to the release of the portion of the CRC-II Note Purchase Price allocable thereto have been satisfied. As more fully described in the "Description of the Underlying Transactions," the aggregate payments required to be made by Foodmaker under the CRC-I Lease and the CRC-II Lease are sufficient to pay interest and principal on the Notes by the end of the Basic Term.

     The CRC Leases require Foodmaker to make the Year Nine Offer not less than 120 nor more than 270 days prior to the Year Nine Termination Date and to purchase the Estates For Years in certain properties designated by Foodmaker in the Year Nine Offer from CRC-I and CRC-II in the minimum amount of $12 million (subject to Foodmaker's rights of Early Termination, see "Description of the Leases - Early Termination; Lease Modification") which amount, when added to the then-existing balance in a sinking fund which Foodmaker is required to fund on a semi-annual basis pursuant to the terms of the Leases, would be sufficient to liquidate 50% of the then outstanding principal balance of the Notes. The CRC Leases also require Foodmaker to make a rejectable offer prior to the end of the Basic Term to purchase CRC-I's and CRC-II's Estates For Years in the remaining properties in an amount at least equal to the then outstanding principal balance of the Notes. Said rejectable offer amounts shall be reduced to the extent there is an Early Termination, or in the event Foodmaker exercises its option to purchase CRC-I's or CRC-II's Estate For Years in any of the properties, in each case pursuant to the CRC Leases and as described in the "Description of the Leases." In order for CRC-I or CRC-II to reject either such rejectable offer, CRC-I or CRC-II must deliver to the Trustee the principal balance of the Notes allocable to the properties as to which such rejectable offer has been made. See "Description of the Leases - Rejectable Offer Requirements."

     As collateral security for the CRC-I Note, CRC-I has granted to the Issuer a security interest in and lien upon the CRC-I Collateral and CRC-II has granted to the Issuer a security interest in and lien upon the CRC-II Collateral. Similarly, as collateral security for the CRC-II Note, CRC-II has granted to the Issuer a security interest in and lien upon the CRC-II Collateral and CRC-I has granted to the Issuer a security interest in and lien upon the CRC-I Collateral. The CRC-I Note and the CRC-II Note and the CRC Collateral therefor has been pledged and assigned to the Trustee for the benefit of Holders of Notes. In addition, each of CRC-I and CRC-II has executed and delivered to the Trustee a guaranty of the Notes (the "CRC-I Guaranty" and the CRC-II Guaranty, respectively), which guaranties are nonrecourse to the general partners of each of CRC-I and CRC-II.

     Foodmaker owns, operates and franchises the Jack In The Box restaurant concept. Jack In The Box, with system-wide sales of $1,026.1 million in fiscal 1993, has restaurants located principally in the Western and Southwestern United States. In addition, the Company owns an approximately 40% equity interest in Family Restaurants, Inc., the operator of approximately 350 family restaurants located primarily in California and parts of the Southwest under the Carrow's and Coco's formats and approximately 315 Mexican restaurants nationwide operated under the Chi-Chi's, El Torito and Casa Gallardo names.

                                 Risk Factors

     Prospective purchasers of the New Notes offered hereby should consider the information set forth under "Risk Factors," as well as the other information set forth in this Prospectus.

                             Transaction Schematic

Narrative of graphical information presented in the Prospectus.

A diagram is presented illustrating the following activities:

     Foodmaker, Inc.:
          Sale of Estate for Years on Ex. Assets to CRC-I
          Sale of Estate for Years on Con. Assets to CRC-II
          Semi-Annual Lease Payments to Indenture Trustee

     CRC-I Special-Purpose Entity (Ex. Assets)(1):
          CRC-I Note sold to Issuer and CRC-I Collateral assigned to Issuer CRC-I Guaranty provided to Indenture Trustee
          10-Year Lease of Ex. Assets to Foodmaker

     CRC-II Special-Purpose Entity (Con. Assets)(2):
          CRC-II Note sold to Issuer and CRC-II Collateral assigned to Issuer CRC-II Guaranty provided to Indenture Trustee
          10-Year Lease of Con. Assets to Foodmaker

     Issuer:
          Sell Notes to Noteholders
          Purchase of CRC-I Note from CRC-I
          Purchase of CRC-II Note from CRC-II

     Indenture Trustee:
          Semi-Annual Payments of Principal and Interest to Noteholders Makes Residual Payments to Issuer

     Noteholders:
          Notes Proceeds Remitted to Issuer


- -----------------------
(1) "Ex. Assets" refers to the Existing Assets (including the Potential Existing Assets).

(2) "Con. Assets" refers to the Construction Assets (including the Potential Construction Assets).

                                 RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus, prospective investors should carefully consider the following risk factors.

Consequences of a Foodmaker Bankruptcy

     In the event a bankruptcy case is instituted by or against Foodmaker under Title 11 of the United States Code (the "Bankruptcy Code"), Foodmaker (assuming that the CRC Leases are treated as true leases as discussed below), as debtor-in-possession, or its trustee in bankruptcy, would have the right, subject to bankruptcy court approval, to assume or reject the Leases. Pending the assumption or rejection of the Leases, it is possible that some or all of the payments under the Leases may be interrupted or delayed for a significant period of time. This would interrupt or delay payments on the Notes. Although the Leases have been entered into in composite form with respect to each Construction Asset and/or Existing Asset (a "Property;" the Existing Assets and the Construction Assets, together, the "Properties"), it is possible that Foodmaker, as debtor-in-possession, or its trustee in bankruptcy, would assert the right to assume the Leases with respect to certain of such Properties while rejecting the Leases with respect to other Properties. Alternatively, Foodmaker, as debtor-in-possession, or its trustee in bankruptcy, might assert a right to treat the obligations of Foodmaker to make the Rejectable Exchange Offer during year nine and at the end of the Basic Term of the Leases, as in the nature of a purchase obligation separate from its lease obligations and which could be assumed or rejected in bankruptcy separately from the lease obligations.

     If any Lease were rejected, payments thereunder would terminate, leaving the applicable Lessor without cash flow to make payments on the Notes. In the event a lease was rejected, the applicable Lessor (and by virtue of the Indenture, the Trustee) would have an administrative priority claim for the unpaid post-bankruptcy rental value of the Properties used by the Lessee and an unsecured non-priority claim for damages against Foodmaker's bankruptcy estate but, under Section 502(b)(6) of the Bankruptcy Code, such claim would be limited to an amount equal to the rent reserved under such Lease, without acceleration, for the greater of one year or 15% (not to exceed three years) of the remaining term of the Lease (plus pre-bankruptcy rent already due but unpaid); if either rejectable offer obligation is not treated as a separate obligation from the applicable Lease, such limitation could also apply to the damages recoverable for a breach of such rejectable offer obligation. By contrast, this limitation under Section 502(b)(6) would not apply to holders of debt securities issued by Foodmaker. Therefore, if Foodmaker were the subject of proceedings under the Bankruptcy Code and any Lease were rejected, the damages that could be claimed for rejection, even assuming full recovery on such claim (which may not occur), would not be sufficient to repay the Notes.

     If Foodmaker assumes the Leases, it would be required to cure or provide adequate assurances that it would promptly cure any defaults, compensate or provide adequate assurances that it will promptly compensate for any actual pecuniary loss caused by such default, and provide adequate assurances of future performance. Foodmaker also may have the right in a bankruptcy to assume and assign the Leases without the applicable Lessor's consent, and be relieved of liability therefor, but only if adequate assurance of future performance by the assignee is provided.

     Moreover, it is possible that a bankruptcy court could treat the transactions described herein including the Leases not as a leasing transaction but instead as a secured loan to Foodmaker, in which case the bankruptcy court could permit Foodmaker to use or dispose of the Properties, subject to providing "adequate protection" (such as a lien on, substitute collateral) to the applicable Lessor without the applicable Lessor's consent and/or the consent of the Trustee and/or the Holders of Notes, and to modify and to adversely affect the rights of the applicable Lessor and/or the Trustee and/or the Holders of the Notes, including reduction of the secured amount and modification of the timing of payments that would otherwise have been payable by Foodmaker under the Leases (in such event, however, the above-described limitation under Section 502(b)(6) of the Bankruptcy Code would not be applicable) and limitations on damages recoverable by a landlord for a tenant's breach of a lease. The characterization of the transaction as a secured loan to Foodmaker could also arise under applicable non-bankruptcy law. In case the transaction is viewed as a secured loan, the remedies available to the Lessors would be those of a secured creditor, not a landlord. If the applicable Lessor is treated as a secured creditor without a power of sale, the only remedy may be to foreclose judicially even in states which permit non-judicial foreclosure.

     In the event a bankruptcy case is instituted by or against Foodmaker under the Bankruptcy Code, Foodmaker, as debtor-in-possession, or its trustee in bankruptcy would also have the right, subject to bankruptcy court approval, to reject the Estates For Years in the Properties granted to the applicable Lessor in which case the applicable Lessor would have an election either to pursue an unsecured nonpriority claim for damages against Foodmaker's bankruptcy estate or to remain in possession of the Properties for the balance of the term of the Estates For Years. It is not certain that the Leases would survive such a rejection, in which case payments on the Notes could be discontinued. In addition, it is possible that Foodmaker, as debtor-in-possession, or its trustee in bankruptcy, would assert ownership interests in the various accounts established pursuant to the Indenture and that Foodmaker would have the right to use such accounts subject to providing adequate protection to the Trustee and/or the Holders of Notes.

     The occurrence of any of the foregoing events may have a material adverse effect on the Holders of Notes.

Management of the Properties Following Termination of the Leases

     The transaction documents from the underlying transactions do not include obligations on the part of Foodmaker to continue to operate the Properties on behalf of the Issuer, CRC-I or CRC-II as Jack In The Box restaurants after any termination of the Leases, nor are the Trustee or the Holders of Notes granted any special franchise, license or similar arrangements to use the Jack In The Box name or other trademarks or to receive any other services from Foodmaker in connection with the operation of a restaurant chain.

Food Service Industry

     Food service businesses are often affected by changes in consumer tastes, national, regional, and local economic conditions, demographic trends, traffic patterns, and the type, number and location of competing restaurants. Multi-unit food service chains such as Foodmaker can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores. Dependence on frequent deliveries of fresh produce also subjects food service businesses such as Foodmaker to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, increased food, labor, and employee benefits costs, regional weather conditions, and the unavailability of experienced management and hourly employees may also adversely affect the food service industry in general and Foodmaker's results of operations and financial condition in particular.

Lack of Public Market

     Although Old Notes are eligible for trading on PORTAL, there is currently no established trading market for New Notes, and the Issuer has taken no steps and does not intend to take steps to facilitate any public trading market for New Notes. There can be no assurance that a market for New Notes will develop. If a market for New Notes should develop, no assurance can be given as to the liquidity of any such market, and New Notes could trade at a substantial discount from their initial issue price.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Exchange Offer is designed to provide Holders of Old Notes with an opportunity to acquire New Notes which, unlike the Old Notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state securities or "blue sky" laws; provided that the Holder of Old Notes is (i) not an affiliate or promoter of the Issuer within the meaning of the Securities Act, (ii) represents that the New Notes are being acquired in the ordinary course of such Holder's business, and (iii) is not engaged in, and does not intend to engage in, a distribution of the New Notes.

     The outstanding Old Notes, in the aggregate principal amount of $70 million, were originally issued and sold on January 5, 1994. The original sale to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.
The Old Notes may not be reoffered, resold, or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

     Pursuant to Rule 144 promulgated under the Securities Act, Old Notes may generally be resold (a) commencing two years after the date of original issuance, in an amount up to, for any three-month period, the greater of 1% of the Old Notes then outstanding or the average weekly trading volume of the Old Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing three years after the date of original issuance, in any amount and otherwise without restriction by a Holder of Old Notes who is not, and has not been for the preceding 90 days, an affiliate of the Issuer. The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL"), and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A promulgated under the Securities Act. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

     In connection with the original sale of the Old Notes, the Issuer entered into the Registration Rights Agreement, pursuant to which it agreed to file with the Commission a registration statement covering the exchange by the Issuer of New Notes for Old Notes in a transaction designed to provide Holders of Old Notes with identical New Notes that, with certain limitations, will be freely tradable. The Registration Rights Agreement provides that the Issuer, Foodmaker, CRC-I and CRC-II shall (i) cause to be filed with the SEC as soon as practicable after the date hereof, but in no event later than May 4, 1994, a registration statement with respect to an offer by the Issuer to each Holder of Old Notes of the opportunity to exchange their Old Notes for New Notes, and
(ii) use their best efforts to cause (A) such registration statement to be declared effective, and (B) New Notes to be delivered to the Registrar under the Indenture for delivery to all Holders of Old Notes who have tendered Old Notes pursuant to an offer by the Issuer to each Holder of Old Notes of the opportunity to exchange their Old Notes for New Notes on or prior to September 4, 1994. The Issuer, Foodmaker, CRC-I and CRC-II shall keep the registration statement relating to the Exchange Offer continuously effective for a period of not less than the period required under applicable federal and state securities laws; provided, however, that (i) the Exchange Offer shall remain open, and (ii) the registration statement relating to the Exchange Offer shall remain continuously effective for a period of at least 20 consecutive business days. In addition, under certain circumstances the Issuer may be required to file a shelf registration statement covering the Old Notes and to use its best efforts to cause such registration statement to be declared effective.

     In the event that: (a) the Registration Statement or, if required, a shelf registration statement is not filed on or prior to May 4, 1994 (the "Filing Date"); (b) the Exchange Offer is not consummated on or prior to September 4, 1994 (the "Consummation Date") or the shelf registration statement, if required, is not declared effective on or prior to August 4, 1994 (the "Effective Date"); (c) in the case of a shelf registration statement, if required, the Commission issues a stop order suspending the effectiveness of such shelf registration statement prior to the date which is one year from the date on which such shelf registration statement was declared effective; or (d) any Co-Registrant, for the third time, notifies or is required to give notice of the happening of any event that makes any statement in the shelf registration statement, if required, untrue in any material respect or that requires the making of any changes in such shelf registration statement, if any, so that it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein, then the Lessee will be required to pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Old Notes, as liquidated damages, and not as a penalty, to each Holder of Notes, an additional amount equal to (a) for each weekly period beginning on the Filing Date and until the Consummation Date or the Effective Date, as applicable, $.05 per week per $1,000 principal amount of the Old Notes held by such Holder and (b) for each weekly period commencing on the Consummation Date or the Effective Date, as applicable, or thereafter, an additional amount equal to $.10 per week per $1,000 principal amount of Old Notes held by such Holder; provided, however, that such liquidated damages will, in each case, cease to accrue on the date on which the Issuer's obligations with respect to the Exchange Offer or the shelf registration statement, as applicable, are satisfied.

     The staff of the Division of Corporation Finance of the Commission has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by the Exchange Offer, that new debt securities issued in a registered exchange for outstanding debt securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by the holders thereof (other than any holder that is an affiliate of the issuer or a broker-dealer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new securities are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of the new securities. See "- Resales of New Notes." The Issuer has not requested or obtained an interpretive letter from the staff of the Division of Corporation Finance with respect to this Exchange Offer. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. By delivering the Letter of Transmittal, a Holder of Old Notes tendering Old Notes for exchange will represent and warrant to the Issuer that the Holder of Old Notes is acquiring the New Notes in the ordinary course of its business and that the Holder of Old Notes is not engaged in, and does not intend to engage in, a distribution of the New Notes. Any Holder of Old Notes using the Exchange Offer to participate in a distribution of the New Notes to be acquired in the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders of Old Notes who do not exchange their Old Notes pursuant to this Exchange Offer will continue to hold Old Notes that are subject to restrictions on transfer.

     It is expected that the New Notes will be freely transferable by the Holders of New Notes subject to the limitations described in the immediately preceding paragraph and in "- Resales of New Notes." Sales of New Notes acquired in the Exchange Offer by Holders of New Notes who are "affiliates" of the Issuer within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Issuer. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Issuer. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their New Notes.

     The New Notes otherwise will be identical in all respects (including interest rate, maturity, security and restrictive covenants) to the Old Notes for which they may be exchanged pursuant to this Exchange Offer.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, the Issuer will exchange $500,000 principal amount of New Notes for each $500,000 principal amount of its outstanding Old Notes. New Notes will be issued only in integral multiplies of $500,000 to each tendering Holder of Old Notes whose Old Notes are accepted in the Exchange Offer.

     The New Notes will bear interest from and including July 1, 1994 (the day after the last date for which interest will have been paid on the Old Notes prior to the exchange). Accordingly, Holders who receive New Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from and including July 1, 1994 to the date of exchange, but will be entitled to such interest under the New Notes.

     As of January 5, 1994, $70,000,000 aggregate principal amount of Old Notes was outstanding. This Prospectus and the Letter of Transmittal are being sent to all registered Holders of Old Notes. Tendering Holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Foodmaker will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "- Payment of Expenses."

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware Corporation Law in connection with the Exchange Offer.

Expiration Date; Extensions; Termination

     The Exchange Offer will expire at midnight, New York City time, on ______________, 1994 (the "Expiration Date"), subject to extension by the Issuer by notice to the Exchange Agent as herein provided. The Issuer reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Issuer shall notify the Exchange Agent of any extension prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Issuer reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under "- Conditions to the Exchange Offer" occur and are not waived by the Issuer, by giving oral or written notice of such delay or termination to the Exchange Agent. See "- Conditions to the Exchange Offer." The rights reserved by the Issuer in this paragraph are in addition to the Issuer's rights set forth below under the caption "- Conditions to the Exchange Offer."

Procedures for Tendering

     The acceptance by Holders of Old Notes of the Exchange Offer pursuant to one of the procedures set forth below will constitute an agreement between such Holder of Old Notes and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     To be tendered effectively, the Old Notes, together with the properly completed Letter of Transmittal (or facsimile thereof), executed by the registered Holder of Old Notes, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the address set forth below prior to midnight, New York City time, on the Expiration Date. LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD NOT BE SENT TO THE ISSUER.

     Signatures on a Letter of Transmittal must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (an "Eligible Institution"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than a registered Holder of Old Notes, such Old Note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered Holder or Holders appear on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be resolved by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Issuer shall determine. Neither the Issuer nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. The Issuer's acceptance for payment of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Issuer upon the terms and subject to the conditions of the Exchange Offer.

THE METHOD OF DELIVERY OF OLD NOTES AND OTHER DOCUMENTS TO THE
EXCHANGE AGENT
IS AT THE ELECTION AND RISK OF THE HOLDER OF OLD NOTES, BUT IF
DELIVERY IS BY
MAIL IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN
ADVANCE OF THE
EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT BEFORE
THE EXPIRATION
DATE.

Guaranteed Delivery Procedures

     Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a)  The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders of Old Notes who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Conditions to the Exchange Offer

     If, prior to the consummation of the Exchange Offer, (i) any Co-Registrant determines, based on a written opinion of independent counsel provided to the Trustee, that (A) the New Notes would not, upon receipt, be transferable by each Holder of New Notes without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable "blue sky" or state securities laws (provided that such Holder of New Notes is not an affiliate of any of the Co-Registrants, that such New Notes are acquired in the ordinary course of such Holder of New Notes' business and such Holder of New Notes has no arrangement with any person to participate in the distribution of such New Notes), (B) the interests of the Holders of Old Notes, taken as a whole, would be materially adversely affected by the consummation of an exchange offer, or (C) the Commission is unlikely to permit the consummation of an exchange offer, or (ii) the Holders of at least a majority of the then outstanding aggregate principal amount of the Old Notes request that the Co-Registrants abstain from consummating an exchange offer based upon a written opinion of independent counsel provided to the Co-Registrants to the effect that either (A) the participation of such Holders of Old Notes in an exchange offer is not legally permitted, or (B) a court decision or administrative action may be reasonably expected to have a material adverse effect on such Holders of Old Notes in the event such Holders participate in an exchange offer, (iii) a request is made by any Holder of Old Notes for, and the Lessee fails to deliver by the later of (x) the fifteenth day following such request or (y) the fifteenth day following the Filing Date, an opinion of counsel reasonably acceptable to such Holder of Old Notes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will be a tax-free transaction for the tendering Holders of Old Notes, or (iv) an exchange offer is not consummated prior to the Consummation Date, then the Issuer must promptly deliver to the Holders of Old Notes and the Trustee notice thereof (the "Exchange Offer Termination Notice") and must thereafter, pursuant to the Registration Rights Agreement, file with the Commission, and obtain the effectiveness of, a shelf registration statement pursuant to which the Old Notes may be resold by the Holders thereof under the Securities Act. If such shelf registration statement is not filed on or prior to the Filing Date or is not declared effective by the Commission on or prior to the Effective Date, then the Issuer will be obligated to pay to Holders the liquidated damages described above under "- Purpose of the Exchange Offer.".

     Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, and in addition to the Issuer's right to extend, amend or terminate the Exchange Offer at any time in its sole discretion, the Issuer will not be required to accept for exchange and issue New Notes in exchange for Old Notes validly tendered and may terminate or amend the Exchange Offer as provided for in the Exchange Offer or may postpone (subject to the requirements of the Exchange Act for prompt issuance of or return of Old
Notes) the acceptance for exchange and issuance of New Notes, if at any time on or after _______________, 1994 and before the acceptance for exchange of any such Old Notes, any of the following shall have occurred (or shall have been determined by the Issuer in its sole discretion to have occurred):

          (a) There shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuer to accept for exchange or, in the judgment of the Issuer, might result in the Holders of the Old Notes having obligations with respect to resales and transfers of Old Notes that are greater than those described in "- Resales of New Notes" or would otherwise in the judgment of the Issuer make it inadvisable to proceed with the Exchange Offer, provided, however, that the Issuer will use reasonable efforts to modify or amend the Exchange Offer to take such other reasonable steps as to make the provisions of this section inapplicable;

          (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any domestic or foreign government or governmental authority that, in the sole judgment of the Issuer, might directly or indirectly result in any of the consequences referred to in Clauses (a)(i) or (a)(ii) above or, in the sole judgment of the Issuer might result in the Holders of the Old Notes having obligations with respect to resales and transfers of Old Notes that are greater than those described in "- Resales of Old Notes" or would otherwise in the judgment of the Issuer make it inadvisable to proceed with the Exchange Offer, provided, however, that the Issuer will use reasonable efforts to modify or amend the Exchange Offer or to take such other reasonable steps as to make the provisions of this section inapplicable;

          (c) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitations by any governmental agency or authority which adversely affects the extension of credit, or (ii) a commencement of wars, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

          (d) any change shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, results of operations or prospects of the Issuer that, in the sole judgment of the Issuer, is or may be materially adverse to the Issuer, or the Issuer shall become aware of facts that, in the judgment of the Issuer, have or may have an adverse significance with respect to the value of the Old Notes;

          (e) any governmental approval has not been obtained, which approval the Issuer shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

          (f) there exists, in the sole judgment of the Issuer, any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which the Issuer is a party or by which it is bound) to the consummation of the transactions contemplated by the Exchange Offer; or

          (g) the Holders of at least a majority of the then outstanding aggregate principal amount of the Old Notes request that the Co-Registrants abstain from consummating an exchange offer based upon a written opinion of independent counsel provided to the Co-Registrants to the effect that either (A) the participation of such Holders of Old Notes in an exchange offer is not legally permitted, or (B) a court decision or administrative action may be reasonably expected to have a material adverse effect on such Holders of Old Notes in the event such Holders participate in any exchange offer.

     The Issuer expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions. In addition, the Issuer may amend the Exchange Offer at any time prior to midnight, New York City time, on the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Issuer may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the Holders. Any determination made by the Issuer concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will accept all Old Notes validly tendered prior to midnight, New York City time, on the Expiration Date. The Issuer will deliver New Notes in exchange for Old Notes promptly following the Expiration Date.

     For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes. Under no circumstances will interest be paid by the Issuer or the Exchange Agent by reason of any delay in making such payment or delivery.

     In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates ("Certificates") for such Old Notes or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of the Old Notes into the Exchange Agent's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in "Procedures for Tendering" above, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuer may enforce such agreement against such participant.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the Issuer's expense, to the tendering Holder of Old Notes thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

     Tenders of Old Notes made pursuant to the Exchange Offer are irrevocable and may not be withdrawn.

Exchange Agent

     State Street Bank and Trust Company (telephone (617) 985-3023) has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:

     By Hand:             By Mail:           By Overnight      By Facsimile:
 State Street Bank    State Street Bank        Express:       (617) 985-3034
        and                  and           State Street Bank
   Trust Company        Trust Company             and
  Corporate Trust      Corporate Trust       Trust Company
 Window, 4th Floor       Department         Corporate Trust
 Two International      P.O. Box 778          Department
       Place               Boston,         Two International
      Boston,        Massachusetts 02102         Place
Massachusetts 02110     Attn:  Andrew           Boston,
   Attn:  Andrew           Sinasky           Massachusetts
      Sinasky                                    02110
                                             Attn:  Andrew
                                                Sinasky

     Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent or the Issuer.

Payment of Expenses

     Foodmaker will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with the Exchange Offer. Foodmaker will also pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes, or substitute Old Notes for principal amounts not exchanged, are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder of Old Notes or any other person) will be payable by the tendering Holder of Old Notes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder of Old Notes.

     Foomaker has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer.

Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount, as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized by Foodmaker for accounting purposes.

Resales of New Notes

     With respect to resales of New Notes, based on interpretive letters previously issued by the Staff of the Division of Corporation Finance of the Commission to third parties, the Issuer believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such holder
(i) is not an "affiliate" or "promoter" (as such terms are defined in Rule 405 under the Securities Act) of the Issuer, (ii) is not participating in a distribution of the New Notes to be received in the Exchange Offer, (iii) is not, except as noted below, a broker-dealer and (iv) is acquiring the New Notes in the ordinary course of such holder's business. Based on the prior interpretive letters, no broker-dealer may resell or otherwise transfer New Notes issued pursuant to the Exchange Offer without complying with the registration requirements of the Securities Act, unless (a) such broker-dealer is holding Old Notes only as nominee, or (b)(i) such broker-dealer acquired the Old Notes for its own account as a result of market-making or other trading activities and undertakes to satisfy certain conditions consistent with the requirements of the Securities Act, including the delivery of a prospectus which contains a plan of distribution with respect to such resale transactions (such plan of distribution need not name the broker-dealer or disclose the amount of New Notes held by the broker-dealer), and (ii) such broker-dealer has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the New Notes received pursuant to the Exchange Offer. If any Holder of Old Notes does not satisfy any of the foregoing conditions, such holder may not be entitled to rely on the previously issued interpretive letters. If any other Holder of Old Notes is deemed to be an "underwriter" within the meaning of the Securities Act or acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. By tendering Old Notes into the Exchange Offer, registered Holders of Old Notes represent to the Issuer, among other things, that (a) they are not "affiliates" or "promoters" of the Issuer (as those terms are defined in Rule 405 under the Securities Act), (b) they are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer, and (c) are acquiring the New Notes in the ordinary course of business.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Issuer is under no obligation to prepare a prospectus for use in connection with such resales.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma estimate of operations for the twelve-month period commencing on the date of and giving effect to the following transactions and events: (i) the sale on January 5, 1994 of $70 million aggregate principal amount of Notes for $68.9 million; (ii) the concurrent purchase of CRC Notes with an aggregate principal amount of $70 million for $68.9 million; and (iii) the recordation of interest income on the CRC Notes and interest expense on the Notes of $6.9 million each, including amortization of the original issue discount thereon of $116 thousand. The selected unaudited pro forma balance sheet contained herein gives effect to the foregoing transactions and events as if they occurred on December 31, 1993.

     The pro forma financial data presented herein do not purport to represent what the Company's results of operations or financial position would have been had such transactions in fact occurred at the beginning of the periods or to project the Company's results of operations in any future period. The Selected Unaudited Pro Forma Financial Data should be read in conjunction with the Financial Statements, including the notes thereto, included herein.

                  UNAUDITED PRO FORMA ESTIMATE OF OPERATIONS
                      For the Initial Twelve Month Period


Estimated Revenues:

  Interest income . . . . . . . . . . . . . . . . . . . . . . . $6,941,000

Estimated Expenses:

  Interest expense. . . . . . . . . . . . . . . . . . . . . . .  6,941,000
                                                                 ---------

Pro forma estimated net earnings. . . . . . . . . . . . . . . . $       --
                                                                 =========
- ----------------------------------------------------------------------------

                       UNAUDITED PRO FORMA BALANCE SHEET


                                            As of December 31, 1993
                                     -------------------------------------
                                                  Pro Forma         As
                                      Actual     Adjustments     Adjusted
                                     --------    -----------    ----------
ASSETS

Cash. . . . . . . . . . . . . . . . $    100     $        --   $       100

Long-term notes receivable, net of
  discount of $1,092,000. . . . . .       --      68,908,000    68,908,000
                                     -------      ----------    ----------
                                    $    100     $68,908,000   $68,908,100
                                     =======      ==========    ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

Long-term debt, net of discount
  of $1,092,000 . . . . . . . . . . $     --     $68,908,000   $68,908,000

Common stock. . . . . . . . . . . .      100              --           100
                                     -------      ----------    ----------
                                    $    100     $68,908,000   $68,908,100
                                     =======      ==========    ==========

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND
                             RESULTS OF OPERATIONS

Results of Operations

      [To come after May 15, 1994]

Liquity and Capital Resources

      [To come after May 15, 1994]


                                   BUSINESS

The Issuer

     General

     The Issuer is a special purpose corporation, incorporated in the State of Delaware on December 22, 1993 for the benefit of Foodmaker in connection with the transactions described herein. See "Description of the Underlying Transactions." The purposes of the Issuer are limited to: (i) issuing and selling the Notes, as principal and as agent for CRC-I and CRC-II, and entering into the Indenture in connection therewith (the "Financing"); (ii) acquiring, owning and holding obligations of CRC-I and CRC-II, accounts, investments and other property to be pledged as collateral for the Notes and pledging such property as collateral for the Notes; and (iii) engaging in any other activities that are necessary, suitable, or convenient to accomplish the matters set forth in the foregoing clauses (i) and (ii). In furtherance of such limited purposes, the Issuer may not create, incur or assume any indebtedness other than pursuant to or in connection with the Financing and the transactions contemplated thereby, or incur, assume, or guarantee the indebtedness of any person or entity, including, without limitation, pursuant to any purchase or repurchase agreement, capital lease, indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third person or entity against loss with respect to any obligation of such other person or entity, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to the permitted activities of the Issuer described above. Nor does the Issuer propose to
(i) make loans to other persons, (ii) invest in the securities of other issuers for the purpose of exercising control, (iii) underwrite the securities of other issuers, (iv) engage in the purchase and sale of investments, (v) offer securities in exchange for property, (vi) repurchase or otherwise reacquire its shares or other securities. The principal executive offices of the Issuer are located at One Financial Center, 13th Floor, Boston, Massachusetts 02111, and the Issuer's telephone number is (_____) _____-________.

     Employees

     Pursuant to the terms of the Indenture, the Issuer does not employ any employees.

CRC-I

     General

     CRC-I is a Massachusetts special purpose limited partnership which was organized solely for the purpose of participating in this Exchange Offer and the underlying transactions. The original Certificate of Limited Partnership of CRC-I was filed with the Secretary of State of the Commonwealth of Massachusetts on December 8, 1993. The latest date upon which CRC-I is to dissolve is December 31, 2043. The charter documents of CRC-I do not require it to, nor does it intend to, hold annual meetings. The purposes of CRC-I are limited to (i) acquiring, owning, holding and selling or otherwise transferring (subject to the provisions of Section 1.06 of those certain Deeds of Trust and Mortgages that have been (with respect to the Existing Assets) or will be (with respect to the Potential Existing Assets) entered into by CRC-I in connection with the transactions specified in (ii) below) Estates For Years in the CRC-I Note Property; (ii) the sale of mortgage notes to the Issuer and encumbering, hypothecating, mortgaging and pledging its interest in the CRC-I Note Properties owned by it as security for or in partial satisfaction of such mortgage notes and certain other mortgage notes issued by CRC-II; (iii) leasing the CRC-I Note Properties to Foodmaker pursuant to the terms of a master lease; and (iv) engaging in any other activities which are necessary to accomplish the foregoing purposes or are incidental thereto or connected therewith. In furtherance of such limited purposes, CRC-I is not permitted to create, incur or assume any indebtedness other than pursuant to or in connection with the transactions specified in (ii) above and the transactions contemplated thereby, or incur, assume, or guarantee the indebtedness of any person or entity other than pursuant to or in connection with the transactions specified in (ii) above or pursuant to a guaranty of the obligations of the Issuer in connection with the Notes including, without limitation, pursuant to any purchase or repurchase agreement, capital lease, indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third person or entity against loss with respect to any obligation of such other person or entity, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to the permitted activities of CRC-I described above. Nor does CRC-I propose to (i) make loans to other persons, (ii) invest in the securities of other issuers, (iii) underwrite the securities of other issuers, (iv) engage in the purchase and sale of investments, (v) offer securities in exchange for property, (vi) repurchase or otherwise reacquire its shares or other securities. The General Partner of CRC-I is CRC-I Corp. (the "CRC-I General Partner"), incorporated in the Commonwealth of Massachusetts on December 8, 1993. The CRC-I General Partner is responsible for the management of CRC-I, transacts all business for CRC-I and has complete discretion in its management of all aspects of CRC-I's affairs.

     Employees

     CRC-I has no operations and does not employ any employees.

CRC-II

     General

     CRC-II is a Massachusetts special purpose limited partnership which was organized solely for the purpose of effecting this Exchange Offer and the underlying transactions. The original Certificate of Limited Partnership of CRC-II was filed with the Secretary of State of the Commonwealth of Massachusetts on December 1, 1993. The latest date upon which CRC-II is to dissolve is December 31, 2043. The charter documents of CRC-II do not require it to, nor does it intend to, hold annual meetings. The purposes of CRC-II are limited to (i) acquiring, owning, holding and selling or otherwise transferring (subject to the provisions of Section 1.06 of those certain Deeds of Trust and Mortgages entered into by CRC-II in connection with the transactions specified in (ii) below) Estates For Years in the CRC-II Note Properties; (ii) selling mortgage notes to the Issuer and encumbering, hypothecating, mortgaging and pledging its interest in the CRC-II Note Properties owned by it as security for or in partial satisfaction of such mortgage notes and certain other mortgage notes issued by CRC-I; (iii) leasing the CRC-II Note Properties to Foodmaker pursuant to the terms of a master lease; and (iv) engaging in any other activities which are necessary to accomplish the foregoing purposes or are incidental thereto or connected therewith. In furtherance of such limited purposes, CRC-II is not permitted to create, incur or assume any indebtedness other than pursuant to or in connection with the transactions specified in (ii) above and the transactions contemplated thereby, or incur, assume, or guarantee the indebtedness of any person or entity other than pursuant to or in connection with the transactions specified in (ii) above or pursuant to a guaranty of the obligations of the Issuer in connection with the Notes including, without limitation, pursuant to any purchase or repurchase agreement, capital lease, indemnity, or any keep-well, take-or-pay, through- put, or other arrangement having the effect of assuring or holding harmless any third person or entity against loss with respect to any obligation of such other person or entity, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to the permitted activities of CRC-II described above. Nor does CRC-II propose to (i) make loans to other persons, (ii) invest in the securities of other issuers, (iii) underwrite the securities of other
                                      25
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
issuers, (iv) engage in the purchase and sale of investments, (v) offer securities in exchange for property, (vi) repurchase or otherwise reacquire its shares or other securities. The General Partner of CRC-II is CRC-II Corp. (the "CRC-II General Partner"), incorporated in the Commonwealth of Massachusetts on November 30, 1993. The CRC-II General Partner is responsible for the management of CRC-II, transacts all business for CRC-II and has complete discretion in its management of all aspects of CRC-II's affairs.

     Employees

     CRC-II has no operations and does not employ any employees.

                                  MANAGEMENT

The Issuer

     Directors and Executive Officers

     The following table sets forth the name, age and position with the Issuer of each of the persons designated to serve as directors and executive officers of the Issuer. Additional information with respect to each such individual is contained below under "Background of Directors and Executive Officers." Each Director of the Issuer will hold office until the next annual meeting of stockholders of the Issuer or until his successor has been elected and qualified. Officers of the Issuer are elected by the Board of Directors of the Issuer and serve at the discretion of the Board. Robert H. Key owns all of the outstanding shares of Common Stock of the Issuer, and has sole voting power with respect to the election of directors. See, however, "Description of Underlying Transactions - Corporate Governance Agreement.

                 Name               Age           Position(s)
                 ----               ---           -----------

          Charles W. Duddles         53     President, Treasurer,
                                            Secretary and Director

          Charles F. MacGill         71     Director

     Background of Directors and Executive Officers

     Mr. Duddles has been a director and President, Treasurer and Secretary of the Issuer since December 1993. Mr. Duddles is also a director, Executive Vice President and Chief Financial and Administrative Officer of Foodmaker and has been since at least 1988.

     Mr. MacGill is a director of the Issuer and has been since May 1994. Mr. MacGill is also President and Chairman of the Board of Chartwell Properties Corporation, a real estate investment company, and has been since 1987.

     Executive Compensation

     None of the directors or officers of the Issuer receive any compensation from the Issuer or for their services in these capacities.

                        OWNERSHIP OF EQUITY SECURITIES

The Issuer

     The following table sets forth, as of the date of this Prospectus, the beneficial ownership of the Issuer's Common Stock.

        Name of Beneficial       Shares of
              Owner            Common Stock          Percent
        -------------------    ------------          -------
          Robert H. Key             100               100%

                  DESCRIPTION OF THE UNDERLYING TRANSACTIONS


Net Note Sales Proceeds; Closing Costs; Costs of the Estates For Years

     On January 5, 1994, in a private placement transaction, the Issuer issued and sold $70,000,000 aggregate principal amount of Old Notes. The net sales proceeds from the sale of the Old Notes were $68,908,000, which proceeds were used to purchase the CRC Notes. The total acquisition cost of the Estates For Years purchased by CRC-I and CRC-II was $66,427,605 and the closing costs paid by CRC-I and CRC-II were estimated, at January 5, 1994, to be $2,480,395.

Existing Assets

     The CRC-I Note Purchase Price was in the amount of approximately $28.6 million. The proceeds from the sale of the CRC-I Note have been and will be used by CRC-I to purchase from Foodmaker Estates For Years for terms ending November 30, 2028 in 38 existing Jack In The Box restaurants consisting of an aggregate of approximately 101,000 rentable square feet of space and situated on an aggregate of approximately 19.6 acres of land. The locations of all of the Existing Assets, including the Potential Existing Assets, are identified in the Schedule of Properties below.

     The full purchase price for the CRC-I Note was paid on January 5, 1994; however, a portion of such funds has been deposited in the Additional Unit Acquisition Account (a subaccount of the Construction Account) maintained by the Trustee pursuant to the Indenture to be disbursed therefrom from time to time to enable CRC-I to purchase Estates For Years in the Potential Existing Assets from Foodmaker, as title to the fee interest therein is acquired by Foodmaker, at which time such Properties will be subjected to the CRC-I Lease. As of April 15, 1994, Estates For Years in the Existing Assets, other than the Potential Existing Assets, had been acquired by CRC-I from the proceeds of the CRC-I Note Purchase Price and were leased to Foodmaker pursuant to the CRC-I Lease. At June _____, 1994, approximately $__________________ had been disbursed for the acquisition of such Existing Assets. See "- Construction Account." Pursuant to the terms of the CRC-I Lease, Foodmaker has been and will be liable for the payment of rent from January 5, 1994 on all of the Existing Assets, including the Potential Existing Assets (collectively, the "CRC-I Note Properties"), regardless of the status of the acquisition by CRC-I of an Estate for Years therein.

Construction Assets

     The CRC-II Note Purchase Price was in the amount of approximately $37.8 million. The proceeds from the purchase of the CRC-II Note have been and will be used by CRC-II to purchase from Foodmaker Estates For Years for terms ending November 30, 2028 in four existing Jack In The Box restaurants and approximately 34 to-be-constructed Jack In The Box restaurant locations consisting of an aggregate of approximately 101,000 rentable square feet of space and situated on an aggregate of approximately 19.6 acres of land. The locations of all of the Construction Assets, including the Potential Construction Assets, are identified in the Schedule of Properties below.

     The full purchase price for the CRC-II Note was paid on January 5, 1994; however, a portion of such funds has been deposited in the Construction Account maintained by the Trustee pursuant to the Indenture to be disbursed therefrom from time to time to enable CRC-II to purchase the Estates For Years in the Potential Construction Assets from Foodmaker, as title to the fee interest therein is acquired by Foodmaker (at which time such Properties will be subjected to the CRC-II Lease), and to enable Foodmaker to build Jack In The Box restaurants thereon. See "- Construction Account." As of April 15, 1994, Estates For Years in the Construction Assets, other than the Potential Construction Assets, had been acquired by CRC-II from the proceeds of the CRC-II Note Purchase Price and were leased to Foodmaker pursuant to the CRC-II Lease. At June _____, 1994, approximately $_________________ had been disbursed for the acquisition of such Construction Assets. Estates For Years in the Potential Construction Assets will be acquired from time to time and will be subjected to the CRC-II Lease as Foodmaker acquires the fee interest and CRC-II acquires the Estate For Years therein. Pursuant to the terms of the CRC-II Lease, Foodmaker has been and will be liable for the payment of rent from January 5, 1994 on all of the Construction Assets acquired by Foodmaker (including the Potential Construction Assets) (collectively, the "CRC-II Note Properties") regardless of the status of the acquisition by CRC-II of an Estate For Years therein and/or the completion of construction thereof.

The Properties

     The usable area of a typical building constructed on a Property consists of approximately 50% kitchen space and 50% dining space and includes approximately 20-30 uncovered outdoor parking places. The Properties initially will be operated as Jack In The Box restaurants.

Schedule Of Properties

     Existing Assets (as of April 15, 1994)*

 Number           Location                   City        State
 ------           --------                   ----        -----
   1    465 South Fairfax             Los Angeles         CA

   2    5801 Bellaire Boulevard       Houston             TX

   3    1395 Federal Road             Houston             TX

   4    2101 9th Avenue North         Texas City          TX

   5    4400 West Fuqua               Houston             TX

   6    7447 Spencer Hwy              Pasadena            TX

   7    3333 Red Bluff                Pasadena            TX

   8    8767 South Main               Houston             TX

   9    916 South Sam Houston Drive   Huntsville          TX

  10    839 East Mulberry Street      Angleton            TX

  11    419 South Washington          Cleveland           TX

  12    901 East Curry Road           Tempe               AZ

  13    1402 East Ash                 Globe               AZ

  14    41 East Edwardsville          Woodriver           IL

  15    1649 Washington Avenue        Alton               IL

  16    1800 North Illinois           Swansea             IL

  17    1360 Highway 50               O'Fallon            IL

  18    830 Edwardsville Road         Troy                IL

  19    13369 Firestone Boulevard     Norwalk             CA

  20    315 South Brea                Brea                CA

  21    57930 Twenty Nine Palms       Yucca Valley        CA

  22    11080 Scarsdale Boulevard     Houston             TX

  23    3317 First Street             Rosenberg           TX

  24    15919 JFK                     Houston             TX

  25    5107 I-10                     Baytown             TX

  26    15354 Manchester Road         Ellisville          MO

  27    7520 Manchester               Maplewood           MO

  28    322 Taylor                    Hazelwood           MO

  29    479 Ranier Avenue South       Renton              WA

* The Existing Assets include the Potential Existing Assets, set forth separately below.


       Potential Existing Assets (as of April 15, 1994)

 Number           Location             City              State
 ------           --------             ----              -----

  30    4751 El Cajon Boulevard       San Diego           CA

  31    2701 Brooklyn Avenue          Los Angeles         CA

  32    23813 South Avalon            Carson              CA

  33    2210 North Alexander          Baytown             TX

  34    1010 Richmond                 Wharton             TX

  35    1001 North 24th Street        Phoenix             AZ

  36    1180 Highway 20               Cottonwood          AZ

  37    3330 Nameoki Road             Granite City        IL

  38    300 South Buchanan            Edwardsville        IL

     Construction Assets (as of April 15, 1994)**

 Number           Location             City              State
 ------           --------             ----              -----
   1    Slauson & Greenwood           City of Commerce    CA

   2    3830 West Sierra Way          Acton               CA

   3    Hwy 99 & Lander               Turlock             CA

   4    College at Lindbergh          Beaumont            TX

   5    NEC Hwy 290 at Senate Road    Houston             TX

   6    I-10 at Hwy 62                Orange              TX

   7    Sunshine & Tyler              Harlingen           TX

   8    I-10 at FM 359                Brookshire          TX

   9    U.S. 83 & Bryan Road          Mission             TX

  10    Tyler at South M              Harlingen           TX

  11    Airline & I-610               Houston             TX

  12    Hwy 360 & Green Oaks          Grand Prarie        TX

  13    1467 Olney Avenue             Port Orchard        WA

  14    610 South Burlington          Burlington          WA
        Boulevard

  15    4717 Evergreen                Everett             WA

  16    20746 108th Avenue            Kent                WA

** The Construction Assets include the Potential Construction Assets, set forth separately below.

                Potential Construction Assets

 Number           Location             City              State
 ------           --------             ----              -----

  17     I-8 & Fortuna                Yuma                AZ

  18     Santa Fe & Bobier            Vista               CA

  19     Pico Canyon & Lyons          Santa Clarita       CA

  20     Archibald at I-60            Ontario             CA

  21     China Lake at College Blvd.  Ridgcrest           CA

  22     Stockdale Hwy at 15          Kern County         CA

  23     Hwy 14 at Hwy 58             Mojave              CA

  24     Main Street & Mission Ridge  Manteca             CA

  25     Sam Houston Pkwy & Hammerly  Houston             TX

  26     Woodlands Drive at I-45      The Woodlands       TX

  27     North 10th & Pecan           McAllen             TX

  28     Nolana Loop & North 2nd      McAllen             TX

  29     I-35 & Del Mar               Laredo              TX

  30     FM 518 & 270                 League City         TX

  31     Silber & I-10                Houston             TX

  32     State Hwy 146 & IH10         Mont Belvieu        TX

  33     Westheimer & Hwy 6           Houston             TX

  34     Hwy 518 & Hwy 582            Friendswood         TX

  35     Mockingbird Ln & Stemmons    Dallas              TX

  36     State Hwy. 121 & Harwood     Bedford             TX

  37     377 at Loop 820              Haltom City         TX

  38     Dorsett & I-270              St. Louis           MO

The CRC Leases

     The terms of the CRC Leases are summarized under "Description of the Leases" below.

Use of Properties

     The Properties will initially be operated as Jack In The Box restaurants, and will be subject to a use limitation requiring that they be used for restaurant purposes or other business uses within Foodmaker's principal lines of business for the three years after January 5, 1994.

Right of Substitution

     Foodmaker may effect a substitiution (a "Substitution") of any Property listed on the Schedule of Properties above with a replacement property ("Substitute Property") in any of the following circumstances: (a) a casualty or condemnation which Foodmaker determines has rendered the Property permanently unsuitable for continuation of the then existing business use, (b) Foodmaker determines any Property to be uneconomic for continuation of the then existing business use, or (c) in the case of Potential Construction Assets or Potential Existing Assets, prior to being subjected to the applicable Lease.

     The Substitute Property must have a fair market value not less than the then current fair market value of the Property being substituted at the time of such substitution, as confirmed by an independent appraisal (or as certified by Foodmaker in the case of a Substitute Property substituted for a Potential Construction Asset or Potential Existing Asset prior to being subjected to the applicable CRC Lease). Foodmaker must (1) convey to CRC-I or CRC-II, as applicable, an Estate For Years of a duration equal to the then remaining Estate For Years of the substituted Property, and lease from CRC-I or CRC-II, as applicable, the Substitute Property and (2) pay all charges incident to such conveyance of the Substitute Property. Such Substitute Property must also be encumbered as collateral for the CRC Notes pursuant to a deed of trust which would, in turn, be pledged as collateral for the Notes. Foodmaker shall receive a release from the lien of the Indenture, applicable deed of trust and Lease as it relates to the Property so substituted.

Optional Prepayment

     The Issuer may not prepay the Notes at any time, in whole or in part, during the first five years after January 5, 1994. Thereafter, the Notes may be prepaid in connection with an Early Termination under the Leases, at par plus a premium (the "Prepayment Premium") equal to the following percentage of the principal amount of the Notes to be prepaid: year six - 5.00%, year seven
- - 3.75%, year eight - 2.50%, year nine - 1.25%, and year ten - 0.00%. (See "Description of the Leases - Early Termination; Lease Modification.")

Mandatory Prepayment

     By the beginning of year ten, the outstanding balance of the Notes must be reduced to $35,000,000 or less. The sinking fund will be applied at the beginning of year ten to reduce the outstanding debt, and CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund. This additional principal payment is required to be covered by the special rent payments and the purchase price payable under the rejectable offer required to be made by Foodmaker under the Leases at the beginning of year ten. See "Description of the Leases - Rejectable Offer Requirements."

Indenture Defaults

     The following constitute events of default under the Indenture ("Indenture Defaults"): (a) failure to pay principal of or interest on the Notes when due;
(b) a material misrepresentation which remains uncured 30 days after notice thereof, with a reasonable and necessary extension during diligent pursuit of a cure for those misrepresentations which by their nature cannot be cured within 30 days; (c) bankruptcy events with respect to the Issuer, CRC-I, CRC-II or Foodmaker which are not dismissed within the applicable cure periods; and
(d) other customary defaults.

Acceleration of Senior Secured Notes

     Upon the occurrence of an Indenture Default which is not cured by the Issuer, CRC-I, CRC-II or Foodmaker, the Trustee will be entitled to accelerate the principal of the Notes and premium, if any. The Issuer may not foreclose upon the deeds of trust on Foodmaker's reversionary rights on the Existing Assets or the Construction Assets unless a default under the CRC Leases (a "Lease Default") or under the Foodmaker Mortgages (as defined in the Indenture) has occurred and is continuing.

Limited Recourse

     The recourse for repayment of the Notes will be limited to the Note Collateral, the CRC-I Guaranty and the CRC-II Guaranty (which guaranties are nonrecourse to the general partners of each of CRC-I and CRC-II). The Issuer will not have any personal liability with respect to the Notes except for certain customary nonrecourse exclusions. Similarly, the recourse for repayment of the CRC Notes will be limited to the CRC Collateral.

Construction Account

     On January 5, 1994, approximately $28,073,455 was placed in the Construction Account established pursuant to the Indenture. At April 15, 1994, such funds, and the reinvestment income thereon, were held in the Construction Account (including the Additional Unit Acquisition Account) for the purpose of
(a) funding the acquisition by CRC-I of an Estate For Years in the Potential Existing Assets (unless Foodmaker exercises its right of Substitution and thereby substitutes another asset for a Potential Existing Asset), and
(b) funding the acquisition by CRC-II of an Estate For Years in, and the construction by Foodmaker, pursuant to the CRC-II Lease, of a Jack In The Box restaurant on, each of the Potential Construction Assets (unless Foodmaker exercises its right of Substitution and thereby substitutes another asset for a Potential Construction Asset). The funds from the Construction Account (including the Additional Unit Acquisition Account) are required to be remitted promptly and in full to Foodmaker as (i) CRC-I acquires an Estate For Years in each Potential Existing Asset, or (ii) Foodmaker acquires a fee interest and CRC-II acquires an Estate For Years in each Potential Construction Asset, in an amount which reflects the land acquisition cost of such asset plus, in the case of Potential Construction Assets, the estimated cost to construct the improvements thereon (subject to satisfaction of certain conditions set forth in the Indenture). Whether or not the funds disbursed from the Construction Account are sufficient to acquire or complete the Potential Construction Assets, Foodmaker must complete the improvements on the Construction Assets once they are acquired. In the event that Foodmaker is able to complete and deliver the Construction Assets for a total amount less than that amount set aside in the Construction Account, such excess amount shall be released to Foodmaker.

     If an unremedied Lease Default (as described in "Description of the Leases - Defaults and Remedies") occurs, the Trustee may, in addition to exercising its remedies under the Indenture, apply the funds available in the Construction Account to pay the principal, premium, if any, and accrued interest on the Notes.

Collection, Administrative Expenses, Sinking Fund and Equity Collection
     Accounts

     All amounts paid by Foodmaker under the Leases are remitted directly to the Trustee for deposit in the Collection, Administrative Expenses, Sinking Fund, and the Equity Collection Accounts established pursuant to the Indenture. The rent payments are made available for application to payment of interest on the Notes on each semi-annual Interest Payment Date, for payment or deposit into the Administrative Expenses Account of $25,000 on each semi-annual Interest Payment Date under the Indenture for projected Indenture expenses, and to fund $747,402 semi-annually through year nine into the Sinking Fund Account to create a source for payment of a portion of the principal payment due at the end of year nine.

     All proceeds of any hazard insurance or condemnation (in excess of $500,000 for any one Property or $3 million in the aggregate at any time), are required to be deposited in a separate Proceeds Account held by the Trustee, and disbursed, as required, to fund the restoration of the damaged or condemned Property (unless Foodmaker elects to substitute or consummate an Early Termination of the Property, as herein described, in which case the insurance or condemnation proceeds shall be released to Foodmaker upon consummation thereof) except in the event of a Lease Default, in which case such proceeds will be available to pay principal of and accrued interest on the Notes. See "Description of the Leases - Defaults and Remedies."

     Amounts owed to the applicable Lessor by Foodmaker under the CRC Leases in connection with any Early Termination, the Rejectable Offer Requirements or the exercise of any Option by Foodmaker (as described in "Description of the Leases"), in excess of the sums payable on the Notes, are required to be deposited in a separate Equity Collection Account and are required to be held by the Trustee until all sums owing under the Notes have been paid in full.

     If an unremedied Lease Default occurs, the Trustee may, in addition to exercising its remedies under the Indenture, apply the funds in the Collection Account, the Sinking Fund Account and the Equity Collection Account to pay principal of and accrued interest on the Notes. In the absence of an Indenture Default, all excess monies in the Collection Account not required to pay the principal, premium, if any, and interest on the Notes on a Payment Date will be free of the lien of the Indenture and may be distributed to the Lessee and/or the Issuer.

No Other Indebtedness or Activities

     Neither the Issuer, CRC-I nor CRC-II is permitted to incur additional indebtedness or to own other assets or engage in other business activities.

Corporate Governance

     Each of the Issuer, CRC-I Corp. and CRC-II Corp., and their original shareholders (the "Shareholders"), Foodmaker, a designated individual who is both an officer and director of Foodmaker (the "Designated Officer") and an individual unaffiliated with the Issuer, CRC-I Corp or CRC-II Corp. (the "Independent Director") have entered into an agreement regarding corporate governance (the "Corporate Governance Agreement"), which sets forth the respective rights and responsibilities of the parties with respect to specific corporate governance issues relating to the Issuer, CRC-I Corp. and CRC-II Corp. Pursuant to the terms of the Corporate Governance Agreement, the Shareholders are obligated to elect the Designated Officer (or his successor) and the Independent Director as the two directors of each of the Issuer, CRC-I Corp. and CRC-II Corp. The Independent Director and the Designated Officer have agreed, in their capacities as directors of the Issuer, CRC-I Corp. and CRC-II Corp., to elect the Designated Officer to all officer positions of each of the Issuer, CRC-I Corp. and CRC-II Corp.

     Foodmaker and the Designated Officer have agreed that the Designated Officer (or his successor), in the capacity of Designated Officer of the Issuer, CRC-I Corp. and CRC-II Corp., will not take any of the following actions without the prior written consent of (i) the holders of 51% or more of the limited partnership interests in CRC-I or CRC-II, in the case of an action proposed to be taken by either of CRC-I or CRC-II, (ii) the holders of 51% or more of the limited partnership interests of each of CRC-I and CRC-II, in the case of an action proposed to be taken by the Issuer: (a) any waiver, amendment or consent to a deviation by Foodmaker relating to any of the Transaction Documents (as defined in the Corporate Governance Agreement to mean all documents relating to the offer and sale of the Notes and the CRC Leases to which the Issuer, CRC-I Corp. and/or CRC-II Corp. is a party) to which Foodmaker is a party; (b) any action to accept or reject the Rejectable Offer by Foodmaker; or (c) any action which would constitute or result in a breach by the Issuer, CRC-I Corp. or CRC-II Corp. of any of the Transaction Documents. The Designated Officer (or his successor) is also obligated to take any other action on behalf of the Issuer, CRC-I Corp. and CRC-II Corp. upon receipt of the same written consent requirements noted above, provided that such action is not in violation of the organizational documents of the Issuer, CRC-I Corp. or CRC-II Corp. Foodmaker also agreed to take, and agrees to cause the Designated Officer (or his successor) to take (at Foodmaker's expense), all necessary action to ensure that the Issuer, CRC-I Corp. and CRC-II Corp. remain at all times in compliance with the Transaction Documents, and to effectuate transfers of the limited partnership interests in either CRC-I or CRC-II upon the request of at least 51% of the holders of the limited partnership interest of the affected entity.

     The Issuer's Certificate of Incorporation provides that its directors shall not be personally liable to the Issuer or its stockholders for monetary damages arising as a result of a director's breach of his or her fiduciary duty.

     In addition, the Indenture provides that subject to certain exceptions set forth therein, neither the Trustee nor the Holders of Notes may seek or obtain judgment against the Issuer or any of the Issuer's officers, directors, shareholders or employees for payment of principal or interest under the Notes, or any sums payable under the Indenture, and the sole recourse of the Trustee and the Holders of Notes against the Issuer for any default in the payment of such principal or interest or other sums shall be limited to the Trust Estate.

Trustee

     State Street Bank and Trust Company serves as Trustee. The Trustee's fees will be paid with the funds deposited in the Administrative Expenses Account, excess funds available in the Collection Account, or through additional rent payments due under the Leases.

Tax Opinion

     In connection with the offering of the Old Notes, a legal opinion was delivered that the Old Notes would be classified as debt of CRC-I and CRC-II for federal income tax purposes; this opinion did not address any other federal income tax consequences or other tax consequences related to the acquisition, ownership or disposition of the Old Notes. The legal opinion was delivered in reliance upon a Certificate of Representations delivered by Foodmaker including certain certifications relating to the current value and projected future value of the Existing Assets and the Construction Assets, among other things. If the certifications provided by Foodmaker in the Certificate of Representations were incorrect, then the legal opinion as to the classification of the Old Notes for federal income tax purposes would be adversely affected. Purchasers of the Old Notes have been advised that Foodmaker was not an independent third party to the offering of the Old
Notes, and was not relying on an independent third party, for the purposes of its Certificate of Representations as to value. The legal opinion was based on laws, regulations, rulings and decisions in effect at the time, all of which are subject to change by legislative, administrative or judicial action, which change may be retroactive. Said legal opinion is not binding upon the Internal Revenue Service or any court, and no ruling has been obtained from the Internal Revenue Service as to the classification of the Old Notes for federal income tax purposes in the transaction. Investors should consult with their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the New Notes. See "Certain Federal Income Tax Consequences."

                           DESCRIPTION OF NEW NOTES

     The following summary does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the New Notes and the Indenture, including the definitions contained therein of certain terms and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. Copies of the New Notes and the Indenture may be obtained upon request from the Issuer. Capitalized terms used herein and not otherwise defined in this Prospectus have the meanings ascribed to them in the Indenture.

     To the extent that holders of Old Notes do not participate in the Exchange Offer and Old Notes remain outstanding after the consummation of the Exchange Offer, Old Notes and New Notes will be repurchased and/or redeemed pro rata pursuant to the repurchase and redemption provisions contained therein and in the Indenture. In addition, Holders of New Notes and Holders of Old Notes, together, will have the voting rights, rights to comply with notice provisions and other rights specified in the Indenture.

General

     The New Notes will be senior secured obligations of the Issuer, limited in aggregate principal amount to $70,000,000, secured by certain property and assets as described below and sometimes referred to herein as the "Collateral." References herein to the "Collateral Documents" include all documents entered into to create or perfect the security interests in the Collateral. The New Notes will bear interest at the rate of 9.75% per annum, payable in cash semi-annually on the first business day of January and July of each year, commencing on January 2, 1995 to Holders of Notes at the close of business on the previous business day. Interest will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed. The New Notes will rank pari passu with any Old Notes that remain outstanding.

     The New Notes will be issued only in fully registered form, without coupons, in denominations of $500,000 and integral multiples thereof.

Security for the New Notes; Guaranties

     The New Notes will be secured by, among other things, the following (collectively, the "Note Collateral"): (1) The pledge by the Issuer to the Trustee of the CRC-I Note and the CRC-II Note and the CRC Collateral; and (2) A pledge of the Issuer's rights in and to the Collection Account, the Construction Account, the Sinking Fund Account and the Equity Collection Account (see "Description of the Underlying Transactions - Construction Account
- - Collection, Administrative Expenses, Sinking Fund and Equity Collection Accounts") as well as certain other accounts to be maintained by the Trustee pursuant to the Indenture, and all funds held therein.

     If an unremedied Lease Default occurs, the Trustee may, in addition to exercising its remedies under the Indenture, apply the funds in the Construction Account, the Collection Account, the Sinking Fund Account and the Equity Collection Account to pay principal of and accrued interest on the Notes. In the absence of an Indenture Default, all excess monies in the Collection Account not required to pay the principal, premium, if any, and interest on the Notes on a Payment Date will be free of the lien of the Indenture and may be distributed to the Lessee and/or the Issuer.

     The New Notes will also be guaranteed by each of CRC-I and CRC-II which guaranties will be nonrecourse to the general partners of each of CRC-I and CRC-II.

     The Issuer is required, at its expense, to maintain insurance policies providing for title insurance for each property that is subject to the CRC Mortgages and the Foodmaker Mortgages, collectively and severally.

Optional Prepayment

     The Issuer may not prepay the Notes at any time, in whole or in part, during the first five years after January 5, 1994. Thereafter, the Notes may be prepaid in connection with an Early Termination under the Leases, at par plus a premium (the "Prepayment Premium") equal to the following percentage of the principal amount of the Notes to be

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prepaid:  year six - 5.00%, year seven - 3.75%, year eight - 2.50%, year nine - 1.25%, and year ten - 0.00% (see "Description of the Leases - Early Termination; Lease Modification.")

Mandatory Prepayment

     By the beginning of year ten, the outstanding balance of the Notes must be reduced to $35,000,000 or less. The sinking fund will be applied at the beginning of year ten to reduce the outstanding debt, and CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund. This additional principal payment is required to be covered by the special rent payments and the purchase price payable under the rejectable offer required to be made by Foodmaker under the Leases at the beginning of year ten. See "Description of the Leases - Rejectable Offer Requirements."

Certain Covenants

     The Indenture contains certain covenants with respect to the Issuer. The covenants include, but are not limited to, the following:

     Limitation on Use of Proceeds

     The Indenture provides that the Issuer will use the proceeds from the sale of the Old Notes solely for the purposes set forth therein and not for the purchase of any security that constitutes "margin stock" or "margin securities" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (or any successor regulations thereto). See "- Limitations on Lines of Business" and "Business - The Issuer."

     Limitations on Additional Indebtedness

     The Indenture provides that the Issuer will not incur or have outstanding any indebtedness, or incur, assume, or guarantee the indebtedness of any Person (including, without limitation, pursuant to any purchase or repurchase agreement, any indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such other Person) other than pursuant to the Indenture, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to permitted activities of the Issuer in accordance with the terms of the Indenture.

     Change of Control

     The Indenture provides that the Issuer shall not cause, permit or acquiesce in any sale, transfer, assignment or other disposition of the interests of the shareholders in the Issuer which would result in a transfer, cumulatively, of 49% or more of the shareholder interests in the Issuer.

     Limitation on Liens

     The Indenture provides that the Issuer will not (a) permit the validity or effectiveness of the Indenture or any Grant thereunder to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Indenture or the Notes or any document executed pursuant thereto, except as may be expressly permitted thereby; (b) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and any lien for taxes not yet due and payable) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, any interest therein or the proceeds thereof, or (c) take any action that would permit the lien of the Indenture not to constitute a valid first priority perfected security interest in the Trust Estate.


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     Existence of Issuer

     The Indenture provides that the Issuer will maintain in full force and effect its existence, rights and franchises as a corporation, organized under the laws of the State of Delaware, separate and apart from any of its Affiliates, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes or the Trust Estate. The Issuer may not amend its certificate of incorporation or by-laws without the written consent of the Majority Noteholders. The Issuer at all times will be operated in accordance with the provisions of its certificate of incorporation, by-laws and any laws or regulations applicable to it, and shall observe all corporate formalities, including keeping its own separate books and records, having its own bank accounts and keeping its funds separate from the funds of its shareholders, holding periodic meetings of its directors and shareholders, and having officers that (when acting in their capacity as officers of the Issuer) act in such corporation's best interests, and is able to fund from its own assets all of its activities and expenses. The charter and by-laws of the Issuer provide that a unanimous vote of all directors of the Issuer is necessary for (a) any merger or consolidation, (b) any voluntary bankruptcy filing and any declaration of insolvency for any purpose for the Issuer, or (c) any amendment of the Issuer's charter, or of its by-laws if such amendment pertains to certain matters, including, but not limited to, limitations on lines of business and certain negative covenants, as set forth in the Indenture.

     Limitation on Transactions with Affiliates

     The Indenture provides that the Issuer will not enter into or permit to exist, directly or indirectly, any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer, except for transactions in the ordinary course of the business of the Issuer and upon fair and commercially reasonable terms which are no less favorable to the Issuer than would be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate.

     Protection of Trust Estate

     The Indenture provides that the Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or, upon request of the Trustee or the Majority Noteholders, advisable to: (a) grant more effectively all or any portion of the Trust Estate; (b) maintain or preserve the lien (and the priority thereof) of the Indenture or to carry out more effectively the purposes thereof; (c) perfect, publish notice of, or protect the validity of any Grant made or intended to be made by the Indenture;
(d) enforce any of the Mortgage Note Documents, Eligible Investments, or other instruments included in the Trust Estate, or the CRC Leases; (e) preserve and defend title to the Trust Estate and the rights therein of the Trustee and the Holders of Notes in such Trust Estate against the claims of all Persons and parties; and (f) pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

     The Indenture further provides that the Trustee shall not (a) remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate, or other writing including, without limitation, the CRC Notes, (i) from the jurisdiction in which it was held at the date the most recent Opinion of Independent Counsel was delivered pursuant to the Indenture (or from the jurisdiction in which it was held as described in the Opinion of Independent Counsel, delivered on January 5, 1994), if no Opinion of Independent Counsel has yet been delivered pursuant to the Indenture or
(ii) from the possession of the Person who held it on such date or (b) cause or permit ownership or the pledge of any portion of the Trust Estate to be recorded on the books of a Person (i) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or
(ii) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Independent Counsel to the effect that the lien and perfected first priority security interest created by the Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     Pursuant to the Indenture, the Issuer shall pay or cause to be paid any taxes levied on the Issuer on account of the Issuer's ownership of the Trust Estate.

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     Opinions as to Trust Estate

     The Indenture provides that on or before December 31 in the third calendar year following January 5, 1994 and on December 31 in each third year thereafter, the Issuer shall furnish to the Trustee an Opinion of Independent Counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents as is necessary to maintain the lien and perfected first priority security interest created by the Indenture with respect to the Trust Estate and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and perfected first priority security interest. Such Opinion of Independent Counsel shall also describe the recording, filing, re-recording, and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents that will, in the opinion of such counsel, be required to maintain the lien and perfected first priority security interest of the Indenture with respect to the Trust Estate. The fees and expenses incurred in connection with each such Opinion of Independent Counsel shall be Administrative Expenses payable in accordance with the terms of the Indenture, and any such fees and expenses not so paid shall be paid by the Trustee, to the extent funds are available from the Trust Estate or are otherwise provided to the Trustee, on behalf of the Issuer subject to the Trustee's right of reimbursement therefor.

     Performance of Obligations

     The Indenture provides that the Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under the Mortgage Note Documents or the CRC Leases or under any instrument included in the Trust Estate or which would result in the amendment, hypothecation, subordination, termination, or discharge of, or impair the validity or effectiveness of, any of the Mortgage Note Documents, the CRC Leases or any such instrument, except as provided in the Indenture or such Mortgage Note Document, the CRC Leases or other instrument.

     Limitation on Mergers or Consolidations

     The Indenture provides that the Issuer generally may not consolidate or merge with or into any other Person or convey or transfer its properties and assets to any Person.

     Limitation on Lines of Business

     The Indenture provides that the Issuer shall not engage in any business or activity other than: (a) issuing and selling the Notes pursuant to the Indenture and acquiring, owning, and pledging the Trust Estate in accordance with the terms of the Indenture; (b) issuing or incurring indebtedness permitted by the terms of the Indenture (see "- Certain Covenants - Limitations on Additional Indebtedness"); and (c) engaging in any other activities which are necessary, suitable, or convenient to accomplish the matters set forth above or are incidental thereto or connected therewith. The organizational documents of the Issuer provide that the Issuer is restricted to engaging only in such business or activities.

     Limitations on Transfer and Encumbrance of Trust Estate

     The Indenture provides that the Issuer will not sell, transfer, exchange, or otherwise dispose of, or pledge, mortgage, hypothecate, or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Trust Estate, except as expressly permitted by the Indenture.

     Limitation on Payment of Taxes

     The Indenture provides that the Issuer will not claim any credit on, or make any deduction from, the principal or interest payable with respect to the Notes (other than the amounts required to be withheld in accordance with the Code) or assert any claim against any present or future Holders of Notes, by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate.

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     Restrictions on Issuer's Exercise of Lessor's Rights Under Leases

     The Indenture provides that the Issuer shall not exercise any right of the Lessor under either of the CRC Leases (including, without limitation, any right to make any election or determination or give any consent, direction, or waiver under such CRC Lease) without the prior written approval of the Trustee, all of which rights are assigned to the Trustee by virtue of the CRC Lease Assignments, including the collateral assignments thereof by the Issuer to the Trustee. To the extent any such consent may not be unreasonably withheld by the applicable Borrower under the applicable CRC Lease, the Trustee and the Holders of Notes shall be bound by such reasonableness standard.

     Limitation on Status as Investment Company

     The Indenture provides that the Issuer shall at all times while the Notes are outstanding take all actions necessary to ensure that the Issuer is at all times exempt from and need not register as an "investment company" under the Investment Company Act, and shall at no time allow itself to be controlled by an "investment company" as defined in the Investment Company Act.

     Restriction on Purchase of Notes

     The Indenture provides that the Issuer may not acquire any Notes.

Reports and Other Information

     Provision of Rule 144A Information

     During the period beginning on the original issuance date of the Old Notes and ending on the date that is three years from such date, the Issuer shall, during any period in which the Lessee or the Issuer is not subject to
Section 13 or 15(d) under the Exchange Act, make available to any Holder of Old Notes which continue to bear the restrictive legend set forth in the Indenture, and to any prospective purchaser of Old Notes from such Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such holder of Old Notes.

     Statement as to Compliance

     Promptly upon request by the Trustee or any Noteholder, the Issuer will deliver to the Trustee an Officer's Certificate stating, as to each signer thereof, that:

          (a) a review of the activities of the Issuer during the preceding six-month period and of the Issuer's performance under the Indenture has been made under his or her supervision; and

          (b) to the best of his or her knowledge, based on such review, the Issuer has fulfilled all of its obligations under the Indenture and the Mortgage Note Documents throughout such six-month period, has complied fully with the terms and provisions hereof and no Default exists thereunder, or, if there has or had been a Default during such quarter, specifying each such Default known to him and the nature and status thereof.

     Payment Date Statement

     The Issuer is required under the Indenture to prepare a statement (the "Payment Date Statement") not later than the second business day preceding each Payment Date. Upon request by the Trustee, the Issuer shall provide or cause the Lessee to provide the Trustee with all information not in the Trustee's possession and necessary to prepare each Payment Date Statement in a timely manner. The Trustee shall forward copies of the Payment Date Statement to each Holder of Notes on each Payment Date and the Trustee shall not be liable for any error made in calculating or otherwise determining the information required to be set forth in the Payment Date Statement as set forth in the Indenture, except for any error resulting from negligence, willful misconduct, or bad faith on the part of the Trustee or its employees. Pursuant to the terms of the Indenture, the Issuer is required to indemnify the Trustee for any loss, liability or expense incurred without

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negligence, willful misconduct or bad faith on the part of the Trustee or its employees arising out of the Trustee's preparation and delivery of the Payment Date Statement and disbursements made pursuant thereto.

Events of Default and Remedies

     The Indenture defines an "Event of Default" as one of the following events: (a) the occurrence and continuance of any CRC Lease Event of Default or Mortgage Event of Default (see "Description of the Leases - Defaults and Remedies"); (b) the failure by the Issuer to pay any interest, premium or principal on any Note or to make any deposit required under the Notes to be made to the Sinking Fund Account or the Administrative Expenses Account, when due and payable; (c) the failure by the Issuer to perform or observe any other term, provision, covenant, obligation, or agreement of the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days from the earlier of actual knowledge thereof by any Responsible Issuer Officer or written notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by any Noteholder; (d) if any representation, warranty or certification made by or on behalf of the Issuer in or pursuant to the Indenture or by the Issuer in or pursuant to any other document entered into by the Issuer or in connection with any of the transactions contemplated by the Indenture or any other document entered into by the Issuer in connection with any of the transactions contemplated by the Indenture shall prove to have been false or incorrect on the date as of which made and such breach remains uncured 30 days after notice thereof has been given to the Issuer or after the expiration of any reasonable and necessary extension (which shall not be for more than 90 days) given by the Trustee for those misrepresentations which by their nature cannot be cured in 30 days and which Issuer is diligently proceeding to cure; (e) certain events of bankruptcy, insolvency, reorganization or similar proceedings in respect of the Issuer, CRC-I, CRC-II, Foodmaker or any General Partner; or (f) default by any party under the Registration Rights Agreement.

     If an Event of Default occurs and is continuing, the Majority Noteholders may declare the principal of all the Notes to be immediately due and payable by written notice to the Issuer and the Trustee, and upon any such declaration such principal, together with interest accrued thereon and any premium payable in connection therewith, shall become immediately due and payable; provided that if an Event of Default specified in clause (e), above, occurs, then such principal, together with interest accrued thereon and any premium payable in connection therewith shall become immediately due and payable without any such declaration, demand, presentment or notice or any other action (all of which are waived) and references herein to "declaration of acceleration" shall include such automatic acceleration.

     At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Majority Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and the consequences thereof if: (a) the Issuer has paid or irrevocably deposited with the Trustee on behalf of the Noteholders a sum sufficient to pay: (i) all overdue installments of interest, premium, if any, and principal on all Notes;
(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances, if any, of the Trustee and its agents and counsel; and (iii) all sums payable to Noteholders pursuant to the terms of the Indenture and the reasonable compensation, expenses, disbursements, and advances of their counsel; and (b) all Events of Default, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured or waived as provided in the Indenture.

     Subject to certain provisions of the Indenture regarding the impairment or waiver of specified rights of a Holder of Notes, (including, but not limited to, the right to receive payment of the principal, premium, if any, or interest on or after the Payment Dates expressed in such Notes), no Holder of Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless, among other things:

          (a) the Holders of not less than 25% in Aggregate Outstanding Amount of Notes shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (b) such Holder or Holders of Notes have offered to the Trustee reasonable indemnity;

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          (c)  the Trustee for 30 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such Proceeding; and

          (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Majority Noteholders.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, neither group constituting the Majority Noteholders, the Trustee in its sole discretion may determine what action, if any, shall be taken.

Modification of the Indenture

     The Indenture provides that the Trustee and the Issuer may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to, or changing or eliminating any of the provisions of the Indenture or of modifying the rights of the Holders of Notes under the Indenture, except in certain circumstances that will require unanimous consent, including without limitation (i) changes with respect to payment of principal, premium and interest (upon redemption, maturity or otherwise), (ii) the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate, and (iii) termination of the lien of the Indenture.

     The Indenture also provides that the Issuer and the Trustee may amend or supplement the Indenture or the Notes without the consent of or notice to the Holders of Notes to, among other things, (i) provide for the issuance of the New Notes to be exchanged for Old Notes pursuant to a Registered Exchange Offer (as defined in the Registration Rights Agreement, (ii) cure any ambiguity, defect or inconsistency, (iii) make any change that does not materially and adversely affect the legal or other rights of any Holder of Notes or
(iv) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, and the rules and regulations promulgated thereunder.

     The Indenture further provides that the provision regarding the withdrawal of funds from the Sinking Fund Account shall not be amended or supplemented without the prior written consent of Foodmaker.

Satisfaction and Discharge of the Indenture

     The Indenture will be discharged and the liens Granted thereunder will cease and the Issuer will be relieved of all obligations thereunder, provided no Default or Event of Default has occurred and is continuing, except as to
(i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Holders of Notes to receive payments of principal and interest, (iv) the rights, obligations and immunities of the Trustee thereunder, and (v) the rights of Holders of Notes as beneficiaries with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture (except as limited above), when:

     (1) all Notes theretofore authenticated and delivered (subject to certain exceptions set forth in the Indenture) have been paid in full;

     (2) the Issuer has paid or caused to be paid in full all other sums payable under the Indenture; and

     (3) the Issuer has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Concerning the Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Majority Noteholders will have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or any right, remedy, trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that following an Event of Default

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and acceleration of the indebtedness incurred under the Indenture, the
Trustee will be required, in the exercise of its power, to use the same degree of care and skill as a prudent person would exercise or use under similar circumstances in the conduct of such person's own affairs. Subject to certain provisions of the Indenture, the Trustee will be under no duty to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such holder shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

     The Indenture and the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions, provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Administrative Expenses": Without duplication, the sum of: (a) amounts due the Trustee under Section 6.7; (b) expenses incurred by the Trustee relating to the administration and maintenance of the Trust Estate (including, without limitation, expenses pursuant to Article Eleven); (c) any fees and expenses, other than fees and expenses paid in connection with the issuance of the Notes, due to the respective counsel of the Noteholders and the Trustee;
(d) amounts due to Noteholders pursuant to Section 5.14(c) and, with respect to any Issuer or Borrower solicitation, Section 8.1; and (e) any fees and expenses payable to the Rating Agencies other than in connection with the issuance of the Notes.

     "Affiliate" of any specified Person: (a) Any other Person controlling or controlled by or under common control with such specified Person and (b) any partner of such Person if such Person is a partnership, or any shareholder of such Person if such Person is a corporation. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Outstanding Amount": The aggregate principal amount of all the Notes outstanding at the date of determination.

     "Authorized Officer": With respect to the Issuer, any Person whose name and specimen signature appears on a list of Authorized Officers furnished to the Trustee as certified by the Secretary of the Issuer. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Responsible Officer. With respect to the Lessee, any Person whose name and specimen signature appears on a list of Authorized Officers furnished to the Trustee as certified by the Secretary of the Lessee.

     "Code": The Internal Revenue Code of 1986, as amended, or any successor statute(s).

     "Eligible Investments": Any one or more of the following obligations or securities:

          (a) (i) negotiable certificates of deposit, having a maturity of no more than 30 days, of any Depository Institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities so long as the commercial paper or the short term unsecured debt obligations of such Depository Institution or trust company (or, in the case of the principal Depository Institution in a holding company system, the commercial paper or short term unsecured debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a short term credit rating by the Rating Agencies at least equivalent to AA for Standard and Poor's and Aa for Moody's and (ii) any other negotiable certificate of deposit having a maturity of not more than 30 days that is fully insured by the Federal Deposit Insurance Corporation;

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          (b)  and, with respect to funds held in the Sinking Fund Account only, the following additional obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, provided that obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association (excluding stripped mortgage-backed securities that are valued greater than par on the portion of unpaid principal), the Federal Home Loan Mortgage Corporation, or any such agency or instrumentality shall be Eligible Investments only if, at the time of investment they have a credit rating equal to or higher than AA;

          (ii) repurchase obligations pursuant to a written agreement with respect to (A) any security described in clause (a) above, or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America and providing for the transfer of such security to the Trustee or its agent as contemplated by applicable law and regulation in such a way that the Trustee will have a perfected security interest, in either case entered into with a Depository Institution or trust company (acting as principal) described in clause (a)(i) above;

          (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a short term credit rating by the Rating Agencies at least equivalent to AA at the time of such investment or contractual commitment providing for such investment; or

          (iv) commercial paper issued by any Depository Institution, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the issuer of such commercial paper has, at the time of such investment, a credit rating by the Rating Agencies equivalent to at least AA;

provided that all Eligible Investments shall be held in the name of the Trustee, in its capacity as such, and further provided that Eligible Investments purchased with funds in any trust account established and maintained by the Trustee hereunder shall be held until maturity (except as otherwise provided in the Deposit Accounts Security Agreements) and shall include only such obligations or securities as mature no later than the Business Day prior to (x) the Year Nine Installment Payment Date in the case of Eligible Investments purchased with funds in the Sinking Fund Account, or
(y) the next Payment Date in the case of Eligible Investments purchased with funds in the Construction Account.

     "General Partner": With respect to CRC-I, CRC-I Corp., a Massachusetts corporation, and with respect to CRC-II, CRC-II Corp., a Massachusetts corporation.

     "Grant": To grant, bargain, sell, warrant, alienate, demise, release, convey, assign, transfer, mortgage, charge, pledge, create and grant a security interest in and right of set-off against, deposit, set over, and confirm. A Grant of the CRC Notes and the other Mortgage Note Documents, or of any other instrument or agreement Granted hereunder, shall include all rights, powers, privileges, remedies, options and other benefits (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, to collect, to receive and to give any receipt for principal, premium, if any, and interest payments in respect of the CRC Notes and all other monies and other property payable thereunder or in respect thereof, to give and to receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers, privileges, remedies, options and other benefits, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and to receive anything that the Granting party is or may be entitled to do or to receive thereunder or with respect thereto.

     "Independent": When used with respect to any specified Person, means such a Person who (a) is in fact independent of the Issuer, the Lessee, CRC-I, CRC-II and of any Affiliate of any thereof, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Lessee, CRC-I, CRC-II or in any Affiliate of any thereof, and (c) is not connected with the Issuer, the Lessee, CRC-I, CRC-II or any Affiliate of any thereof as an officer, employee, promoter, underwriter, trustee, partner (whether general or limited), director, shareholder, beneficiary or Person performing similar functions or having similar ownership interests. Whenever it is provided herein that any


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
Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof. "Independent" when used with respect to any accountant shall include an accountant who audits the books of any Person referred to in clause (a) above if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

     "Installment Payment Date": The first business day of each January and July, from and including July, 1994 through and including July, 2003.

     "Majority Noteholders": The Holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

     "Maturity": With respect to any Note, the date on which the entire unpaid principal of and interest on such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration pursuant to the terms of Section 5.2 or otherwise pursuant to the terms of this Indenture.

     "Mortgage Note Documents":  The meaning specified in the Mortgages.

     "Officer's Certificate": A certificate signed on behalf of any Person by an Authorized Officer of such Person.

     "Opinion of Independent Counsel": A written opinion, in form and substance reasonably satisfactory to the Trustee, addressed to the Trustee and the Noteholders, of a law firm which shall be Independent and which shall be reasonably satisfactory to the Trustee.

     "Payment Date": With respect to each semi-annual installment or deposit payable under the Notes, each Installment Payment Date, and with respect to the final payment or deposit at Maturity, the Stated Maturity specified in the Notes.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Proceeding": Any suit in equity, action at law, or other judicial or administrative proceeding.

     "Responsible Issuer Officer": Any officer of the Issuer, including any president, vice president, secretary, treasurer, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively or to whom any matter is referred because of his or her knowledge of, or familiarity with, this Indenture or the transactions contemplated hereby.

     "Responsible Officer": When used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, and to whom any corporate trust matter relating to the transactions contemplated by the provisions of this Indenture is referred because of his or her knowledge of, or familiarity with, the particular subject.

     "Trust Estate": All of the Issuer's right, title and interest now owned or hereafter acquired in, to and under all of (but none of its obligations with respect to any of) its assets, whether now existing or hereafter coming into existence, including, without limitation, (a) the CRC Notes, the CRC-I Lease Assignment, the CRC-II Lease Assignment, the CRC-I Mortgages, the CRC-II Mortgages, the Foodmaker Mortgages, the Deposit Accounts Security Agreements, and the Financing Statements, and all other Mortgage Note Documents, including, without limitation, any collateral that may be acquired by foreclosure or deed in lieu of foreclosure and all proceeds of or to which the Issuer is entitled under any of the foregoing, including without limitation, Insurance and Condemnation Proceeds, Liquidation Proceeds and all income from REO Properties;
(b) all funds from time to time held in the Collection Account, including Reinvestment Income (if any) thereon; (c) all funds from time to time held in the Construction Account, including Reinvestment Income thereon; (d) all


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
funds from time to time held in the Proceeds Account, including
Reinvestment Income (if any) thereon; (e) all funds from time to time held in any REO Account, including Reinvestment Income thereon; (f) all funds from time to time held in the Administrative Expenses Account, including Reinvestment Income (if any) thereon; (g) all funds from time to time held in the Closing Costs Account, including Reinvestment Income (if any) thereon; (h) all funds from time to time held in the Sinking Fund Account, including Reinvestment Income thereon; (i) all funds from time to time held in the Equity Collection Account, including Reinvestment Income thereon; (j) all funds from time to time held in the Additional Unit Acquisition Account, including Reinvestment Income thereon; (k) the Insurance Policies; (l) other contracts or agreements of the Issuer; (m) all other property, real or personal, tangible or intangible; and
(n) all proceeds of any of the foregoing of every kind and nature whatsoever, including without limitation, proceeds of proceeds, and the conversion, voluntary or involuntary, of any of the foregoing into cash or other property (including, but not limited to, any Eligible Investments).

     "Trustee": State Street Bank and Trust Company, and its successors in interest and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party or any successor trustee at the time serving as successor trustee as permitted hereunder.

                                      46
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
                           DESCRIPTION OF THE LEASES

     Concurrently with the acquisition by CRC-I of the Estate For Years in the Existing Assets (other than the Potential Existing Assets), CRC-I leased such Existing Assets to Foodmaker pursuant to the CRC-I Lease. Similarly, concurrently with the acquisition by CRC-II of the Estate For Years in the Construction Assets (other than the Potential Construction Assets), CRC-II leased such Construction Assets to Foodmaker pursuant to the CRC-II Lease. The Existing Assets, other than the Potential Existing Assets, and the Construction Assets, other than the Potential Construction Assets, may hereinafter be referred to as the "Leased Properties" or, individually, as a "Leased Property." As CRC-I acquires the Estates For Years in the Potential Existing Assets, upon the acquisition by Foodmaker of the fee interest in the locations thereof (subject to Foodmaker's right of Substitution as it relates to the Potential Existing Assets, as described in "- Right of Substitution"), the CRC-I Lease will be amended to subject such Potential Existing Assets to the CRC-I Lease. Likewise, as CRC-II acquires the Estate For Years in the Potential Construction Assets, upon the acquisition by Foodmaker of the fee interest in the locations thereof (subject to Foodmaker's right of Substitution as it relates to the Potential Construction Assets, as described in "- Right of Substitution"), the CRC-II Lease will be amended to subject such Potential Construction Assets to the CRC-II Lease.

Properties and Aggregate Net Rentable Building Area

     The Properties are located in six states: Arizona, California, Illinois, Missouri, Texas and Washington. These assets have been and will be initially operated as Jack In The Box restaurants and have been and will be subject to use limitations requiring that they be used for restaurant purposes, or other business uses within Foodmaker's principal lines of business, for three years commencing on January 5, 1994. There are approximately 202,000 square feet of net rentable retail space (which includes kitchen, dining and food storage space).

Basic Term and Renewal Options

     The CRC Leases became effective on January 5, 1994 and extend for an initial period expiring on November 1, 2003 (the "Basic Term"). Provided that the Notes are repaid and the Note Collateral is released from the lien of the Indenture, Lessee may exercise, separately and independently with respect to each Property, four successive renewal terms ("Renewal Terms") of five years each (except that the Renewal Term will be six years with regard to those Properties in which the Estates for Years have been purchased by Lessee pursuant to the Year Nine Offer), plus a fifth renewal term ending November 30, 2028, exercisable by written notice to Lessor no later than 30 days after the date Lessor delivers to Lessee a valid Year Nine Rejection Notice or Rejection Notice pursuant to the terms of the CRC Leases and no later than 180 days prior to the expiration of each Renewal Term thereafter.

Rental Rates

     The CRC Leases require Foodmaker to pay the amount of $6,875,000 per year in the aggregate for all of the Properties, payable in arrears in two equal semi-annual installments through the end of year nine of the Basic Term, each of which is due on or before the last business day of June and December in every year of the Basic Term commencing on the last business day of June, 1994 ("Basic Rent"). This payment will adjust in the case of an Early Termination (as defined below) of a Property to reflect the principal reduction under the terms of the CRC Notes. Foodmaker is liable for the full Basic Rent payment relating to the CRC-I Note Properties and the CRC-II Note Properties commencing on January 5, 1994 regardless of the status of acquisition of the Potential Existing Asset or the Potential Construction Assets or construction of the Construction Assets.

     With each semi-annual payment of Basic Rent, the Lessee will also be obligated to make a special rent payment in arrears in the amount of $747,402 through year nine, which payment will be paid directly to Trustee on behalf of CRC-I or CRC-II (as applicable) and will be deposited in the Sinking Fund Account (the "Special Rent"). In addition, at the beginning of year ten (i.e., the first business day of January, 2003) the Lessee will be obligated to make a special rent payment in an amount equal to the difference between $23,000,000 and the balance on deposit in the Sinking Fund Account. The foregoing semi-annual special rent payment of $747,402 and the special rent payments equal to the difference between $23,000,000 and the balance in the Sinking Fund Account at the beginning of year ten will adjust in the case of the Early Termination of any Property.

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
     All amounts which Lessee is required to pay or discharge pursuant to the Lease in addition to Basic Rent and Special Rent (including every fee, charge, overdue interest and cost which may be added for nonpayment or late payment thereof) shall constitute additional rent ("Additional Rent").

Maintenance Repairs and Alterations

     At its own expense, Lessee shall keep the Leased Properties in good order, condition and repair, ordinary wear and tear or loss by fire or other casualty excepted, and in compliance with all Legal Requirements and Environmental Laws, subject to certain rights to contest set forth in the Leases.

     Lessee, at its sole cost and expense, may make alterations and improvements to the Leased Properties without Lessor's prior consent, free and clear of liens, provided that the alterations or improvements do not diminish the value of such properties.

     Title to alterations and improvements vests in Lessor subject to the term of the Estates For Years. Title to Trade Fixtures (as defined in the Lease) and other personal property and operating equipment of Lessee remains with Lessee and Lessee may remove its Trade Fixtures and other personal property and operating equipment at any time during the term of the Leases, provided that Lessee repairs any damage to the Leased Properties resulting from such removal.

Utilities and Taxes

     During the term of the Leases, Lessee must pay for all utility, communication and other services furnished to the Leased Properties to the extent rendered or used on or about such properties. Lessee must also pay all real property taxes and any general and special assessments subject to certain rights to contest set forth in the Leases. Lessee is not obligated to pay taxes levied against Lessor unless those taxes are in lieu of any tax or assessment that would be payable by the Lessee under the Leases. Lessee must pay all taxes, assessments, license fees and other charges that are levied or assessed against its personal property and Trade Fixtures.

Insurance

     The Leases obligate Lessee to maintain standard fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, business interruption and sprinkler leakage (herein "All Risks Insurance"), on the Leased Properties covering all replacements and additions thereto and all building materials and other property which constitute part of such properties in a manner consistent with insurance maintained by Lessee on properties similar to such properties and in any event in amounts not less than the actual replacement cost of such properties, excluding land cost and other uninsurable items and with deductibles customarily maintained by Lessee. Lessee is also required to maintain comprehensive general liability insurance, including blanket contractual liability in the minimum amount of $5,000,000 per occurrence for bodily injury and/or property damage. Lessee is required to obtain insurance from insurance companies with a General Policy Rating of "A:VIII" or better in Best's Key Rating Guide and a Standard and Poor's Corporation rating of "B+" or better or a Moody's Investors Service, Inc. rating of Ba3 or better. Lessor's insurance policy rights will be assigned to the Trustee and the Trustee will be named as an additional insured with respect to such policies. The minimum limits of the required insurance will in no way limit the liability of lessee under the Leases.

Indemnification

     Lessee must indemnify and hold the Indemnified Parties harmless from any and all claims resulting from Lessee's use of the Leased Properties or otherwise relating to such properties during the term of the Leases. Furthermore, Lessee must provide indemnification to each Indemnified Party for any and all environmental contamination or damage which occurs prior to the expiration of the Leases. Lessee is required to remediate any environmental contamination in accordance with applicable laws.


                                      48
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
Damage, Destruction or Condemnation

     If a Leased Property is totally or partially destroyed by fire or other casualty, or is subject to a taking by a governmental authority pursuant to condemnation or other like action, Lessee must restore the Leased Property to substantially its previous condition, whether or not the insurance or condemnation proceeds are sufficient to cover the cost of restoration, unless Lessee elects to effect a Substitution or an Early Termination. Lessee may not terminate the Leases and is not entitled to an abatement of rent (except for rental adjustments resulting from an Early Termination) in the event of such damage, destruction or condemnation. Insurance or condemnation proceeds in excess of $500,000 for any one Leased Property or $3,000,000 in the aggregate at any time shall be held by the Trustee and disbursed in progress payments as the work of restoration progresses, or, if Lessee elects a Substitution or Early Termination, upon consummation of such Substitution or Early Termination.

Right of Substitution

     Lessee may effect a Substitution of any Property with a Substitute Property in any of the following circumstances: (i) a casualty or condemnation which, upon the sole determination of Lessee, renders the Leased Property permanently unsuitable for continuation of the then existing business use,
(ii) Lessee determines any Leased Property to be economically infeasible for continuation of the then existing business, or (iii) in the case of the Potential Construction Assets or Potential Existing Assets, prior to being subjected to the applicable Lease.

     The Substitute Property must have a fair market value not less than the then current fair market value of the Property subject to the applicable Lease as confirmed by an independent appraisal (or as certified by Foodmaker in the case of a Substitute Property substituted for a Potential Construction Asset or Potential Existing Asset prior to being subjected to the applicable Lease) at the time of such Substitution. Foodmaker must (i) convey to the applicable Lessor an Estate For Years of a duration equal to the then remaining Estate For Years of the substituted Property and lease-back from Lessor the Substitute Property in accordance with the terms of and for the remaining term of the applicable Lease, and (ii) pay all charges incident to such conveyance of the Substitute Property. Such Substitute Property must also be encumbered as collateral for the CRC Notes pursuant to a deed of trust which would, in turn, be pledged as collateral for the Notes.

     Foodmaker shall receive a release from the lien of the Indenture, the applicable deed of trust and Lease as it relates to the Property so submitted.

Early Termination; Lease Modification

     At any time after the first business day of January, 1999, Lessee shall have the right to effect an Early Termination with respect to any Property from the applicable Lease. In order to do so, the Lessee must initially make a "Special Sinker Rent" payment of 23/35ths of the "Termination Value" for the Property. (The "Termination Value" is equal to that Property's initial allocated portion of the applicable CRC-I or CRC-II original note balance.)
The Lessee must then make an offer to purchase the Property for a price which is no less than the Termination Value of such Property plus the Termination Premium thereon (equivalent to the Prepayment Premium applicable to the CRC Notes) minus the "Special Sinker Rent" payment. These payments will be made directly to the Trustee and applied as prepayments under the CRC Notes. The applicable Lessor may reject this offer only if it counteroffers with a higher price and only if it has prepaid the applicable portion of the applicable CRC Note plus the prepayment premium. (See "Terms of the Transaction - Payments at Option of the Issuer.") No further "Special Sinker Rent" is due once payments of "Special Sinker Rent" in the aggregate amount of 23/70ths of the Termination Values of all Properties have been made.)

     Upon any Early Termination, the Basic Rent and Special Rent payments due under the applicable Lease shall be adjusted to reflect the reduction in the principal balance of the applicable CRC Note. Foodmaker shall receive a release from the lien of the Indenture, the applicable deed of trust and Lease as it relates to the property so terminated. Foodmaker will also be entitled to apply a portion of the Sinking Fund Account balance to the "Special Sinker Rent" payment due under the CRC Leases.

                                      49
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
     Under the terms of the Indenture, the Lessors may neither alter nor terminate the Leases before the expiration of the Basic Term under the Leases.

Assignment/Subletting; Surrender

     Lessee may sublease all or any part of the Leased Properties to subtenants. The term of the sublease may not extend beyond the then current term of the Leases. Any subletting by Lessee shall not relieve Lessee of any of its obligations under the Leases. Lessee may assign its rights and obligations under either Lease provided there is no default and such an assignment shall not operate to release Lessee from its obligations under the Leases. The Leases provide that all of their provisions will bind the parties and their respective permitted successors and assigns.

     Surrender or mutual cancellation of the Leases will, at Lessor's option, operate as an assignment to it of any or all approved subleases or subtenancies.

Defaults and Remedies

     Lease Defaults by Lessee are defined in the Leases to include:
(i) failure to pay rent for all of the Properties under each of the CRC-I Lease and the CRC-II Lease when due; (ii) failure to observe or perform any covenants or provisions of the Leases, where such failure is not cured within thirty (30) days after written notice from Lessor of such failure (or such additional period of time as may be reasonable to cure the same with reasonable diligence); (iii) the making by Lessee of any general assignment for the benefit of creditors, filing by Lessee of any bankruptcy petition or a filing against Lessee of any bankruptcy petition which is not dismissed within sixty
(60) days, the appointment of a trustee or receiver to take possession of Lessee, Lessee's interest in any Property or all or a substantial part of Lessee's other assets or the attachment or levy upon Lessee's interest in any Property which is not discharged within sixty (60) days; (iv) a final judgment for payment in excess of $1,000,000 is rendered against but not remitted by Lessee within sixty (60) days of such judgment (subject to Lessee's right to appeal such judgment and post a stay bond); (vi) an acceleration of Lessee's obligations under any single indebtedness or capital lease in excess of $25,000,000 or under more than one indebtedness or capital lease in the aggregate amount of $50,000,000 has occurred.

     Upon a Lease Default, subject to applicable state laws, Lessor has the following rights: (i) to accelerate Lessee's obligation to make the Rejectable Offers described below, in which case the purchase price payable shall be not less than the Termination Values of all Properties covered thereby, plus the Termination Premium applicable thereto (See "Description of the Underlying Transactions - Optional Prepayment "), (ii) to terminate Leases and recover damages for default; and (iii) to continue the Leases in effect and recover rent and all other payments as they become due. The transaction documents include certain limitations on the ability of the Lessor to terminate the Leases and recover payments due from Lessee in an amount in excess of the difference between (A) the Termination Values of all Properties covered thereon, plus the Termination Premium applicable thereto and (B) the fair market value of the Estates For Years for the Properties covered by the applicable Lease for the remaining term of such Estates For Years.

Rejectable Offer Requirements

     During year nine, the Leases require that the Lessee must make an irrevocable offer to purchase CRC-I's and CRC-II's Estates For Years in Properties having an aggregate Termination Value (i.e., the portion of the original principal balance of the CRC Notes allocable to each such Property) of at least 50% of the Termination Values of all Properties initially covered by the CRC Leases (i.e., $35,000,000). The purchase price for those Properties having Termination Values not in excess of $35,000,000 will be no less than 12/35ths of their Termination Values plus 100% of the Termination Values in excess of $35,000,000. The purchase price (a minimum of $12,000,000) plus the balance on deposit in the Sinking Fund Account plus the special rent payments due during year nine which, combined with the Sinking Fund balance, will equal $23,000,000, will produce a source of payments sufficient to discharge $35,000,000 (50% of the original balance) of the Notes. (See "Terms of the New Notes - Payments of Principal and Interest Prior to Maturity; the Sinking Fund" and "Description of the Leases - Rental Rates.") The above figures will adjust as a result of any Early Termination prior to the beginning of year ten, because Termination Values paid to the Lessor prior to that time will reduce the Lessee's obligation to make the rejectable offer during year nine.

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
     Under the Leases, Lessee must also at the end of the Basic Term make an irrevocable offer to purchase the Estate For Years in the remaining Properties covered thereby for a purchase price at least equal to the Termination Values of such Properties. This payment shall be sufficient to pay the remaining principal balance due under the CRC Notes on November 1, 2003. Each such irrevocable offer is referred to herein as a "Rejectable Offer." The Rejectable Offer amounts will be reduced to the extent Foodmaker exercises its option to purchase (described below) some or all of the Estates For Years.

     If Lessor accepts the Rejectable Offers, the applicable Estates For Years must be conveyed to Lessee in accordance with the provisions in the Leases and the purchase price under the Rejectable Offers shall be delivered to the Trustee for payment of the principal and interest then due under the Notes.

     Pursuant to the terms of the Leases, the applicable Lessor has the right to reject each Rejectable Offer. However, pursuant to the terms of the Indenture, the applicable Lessor may only reject each Rejectable Offer provided Lessor shall deposit with Trustee cash in the amount necessary to pay the principal and interest then due under the Notes. Should Lessor reject any Rejectable Offer, Lessee may elect to exercise any one of the following options on a Property-by-Property basis:

     (1)  Terminate the Lease as of the last day of the Basic Term.

     (2)  Extend and renew the Lease pursuant to the Renewal Options.

     (3) Elect to merge its reversionary interest with the Estate For Years in such Property, in which event either the Lessee will purchase the applicable Lessor's Estate For Years or the applicable Lessor will purchase the Lessee's reversionary interest in such Property at the prices designated in the Lease.

Right of First Refusal and Option Right

     Lessee shall have the right and option, exercisable within 15 business days, to elect to purchase one or more of the applicable Lessor's Estate For Years in the Properties if the applicable Lessor receives a bona fide written offer to purchase the Properties and if Lessor intends to accept such an offer. Exercise of such right and option shall not affect the deed of trust encumbering such Property as security for the CRC Notes, nor shall such right apply to a foreclosure sale; but provided no Lease Default is continuing such right shall remain exercisable after a foreclosure sale. There shall be no merger of the lessee's leasehold estate and the Estate For Years on account of any such acquisition of an Estate For Years.

     Lessee shall have an option to purchase at the beginning of year ten the applicable Lessor's Estate For Years in one or more Properties having Termination Values not in excess of 50% of the Termination Values of all the Properties. The option price will equal the fair market value of the relevant Estate For Years provided that it must be not less than 12/35 of the Termination Values of such Properties. CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund which will be covered by the Special Rent payments due at the beginning of year ten. Lessee shall also have an option to purchase the applicable Lessors' Estate For Years in one or more of the Properties on the last day of the Basic Term or the last day of any Renewal Term or Extended Term. The option price will equal the Fair Market Value of the relevant Estate For Years, provided that if the option is exercised on or about the last day of the Basic Term, the Option price shall not be less than the Termination Values of the Remaining Properties. Exercise of either such option shall not affect the deed of trust encumbering such Property as security for the CRC Notes, but provided no Lease Default is continuing, such options shall remain exercisable after a foreclosure sale.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Leases. Reference is made to the Leases for a full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Environmental Laws": Means the Resource Conservation and Recovery Art (42 U.S.C. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response,

Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 9402 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions), orders, consent decrees, judgments, permits, licenses, authorizations, codes and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions) and publications, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental health and safety.

     "Indemnified Party": Means each of Lessor, Lessor's Mortgagee, the Indenture Trustee, each Holder of Notes and their respective Affiliates, directors, officers, employees, successors and assigns.

     "Legal Requirements": Means all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over Lessee or the Leased Properties and of any agency thereof, relating to Lessee or the Leased Properties, or the improvements, or the facilities or equipment thereon or therein, or the streets, sidewalks, curbs and gutters adjoining the Leased Properties, or the appurtenances to such Properties, or the franchises and privileges connected therewith, including without limitation the Americans with Disabilities Act and Environmental Laws, all rules, orders and regulations of the National Board of Fire Underwriters or other body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Leased Properties, and all private covenants, conditions and restrictions affecting such properties.

     "Rejection Notice": Written notice of Lessor's rejection of the Termination Date Offer.

     "Sinking Fund Account": Means the sinking fund account established and maintained by the Trustee pursuant to the Indenture.

     "Year Nine Rejection Notice": Written notice of Lessor's rejection of the Year Nine Offer.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An exchange of an Old Note for a New Note pursuant to the Exchange Offer should not be treated as a material change in the terms of the Old Notes. As a result, each New Note should be treated as a continuation of the corresponding Old Note. An exchanging holder's holding period for a New Note should include its holding period for the Old Note. In addition, the holder would not recognize any gain or loss, and its basis and other tax attributes with respect to the New Note would be the same as its basis and other tax attributes with respect to the Old Note. The Exchange Offer will result in no federal income tax consequences to a nonexchanging holder of Old Notes.

     The preceding discussion summarizing certain federal income tax consequences of the Exchange Offer reflects the opinion of Gibson, Dunn & Crutcher, counsel to the Issuer, as to material federal income tax consequences expected to result from the Exchange Offer. The discussion is for general information only and does not constitute tax advice. Each holder should consult its own tax adviser as to these and any other federal income tax consequences of the Exchange Offer as well as any tax consequences to it under state, local or other law. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, judicial authority and administrative pronouncements. Those consequences could be modified by future changes in the relevant law, which could have retroactive effect.

                                 LEGAL MATTERS

     The validity of New Notes offered hereby will be passed upon for the Issuer by Gibson, Dunn & Crutcher, San Diego, California.

                                    EXPERTS

     The balance sheet of the Issuer as of December 31, 1993, included in the Prospectus and Registration Statement has been included herein in reliance on the report of KPMG Peat Marwick, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Foodmaker as of October 3, 1993 and September 27, 1992 and for the fifty-three weeks ended October 3, 1993 and fifty-two weeks ended September 27, 1992 and September 29, 1991, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Family Restaurants, Inc. (formerly The Restaurant Enterprises Group, Inc.) incorporated by reference from Foodmaker's Current Report on Form 8-K/A dated January 27, 1994 have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 FM 1993A CORP.


                         INDEX TO FINANCIAL STATEMENTS

     Financial Statements                                            Page
                                                                     ----
          Independent Auditors' Report                                F-2
          Balance Sheet - December 31, 1993                           F-3
          Notes to Balance Sheet                                      F-4

                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
FM 1993A Corp.:


We have audited the accompanying balance sheet of FM 1993A Corp. as of December 31, 1993. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of FM 1993A Corp. at December 31, 1993 in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK




San Diego, California
April 29, 1994

                                FM 1993A CORP.
                                 BALANCE SHEET

                               December 31, 1993

ASSETS

Cash    . . . . . . . . . . . . . . . . . . . . . . . . . . .   $100
                                                                ----

                                                                $100
                                                                ====

STOCKHOLDER'S EQUITY


Common Stock, no par value, 1,000 shares
     authorized, 100 shares issued and outstanding  . . . . .   $100
                                                                ----

                                                                $100
                                                                ====

                   See accompanying notes to this statement.

                                FM 1993A CORP.
                            NOTES TO BALANCE SHEET

                               December 31, 1993


1.   Organization

     FM 1993A Corp. (the "Company") was incorporated in the State of Delaware on December 22, 1993 for the purpose of: (i) issuing and selling debt obligations ("Notes"), as principal and as agent for CRC-I Limited Partnership ("CRC-I") and CRC-II Limited Partnership ("CRC-II), Massachusetts limited partnerships, and (ii) acquiring, owning and holding obligations of CRC-I and CRC-II (collectively, the "CRC Notes") as well as accounts, investments and other property to be pledged as collateral for the Notes. The Company may not engage in any other activities other than those required to accomplish the foregoing.

     CRC-I and CRC-II (collectively, "CRC") are special purpose limited partnerships organized to (i) acquire, own, hold and sell or transfer estates for years in various existing and to-be-constructed Foodmaker, Inc. restaurant properties, (ii) sell mortgage notes to the Company accompanied by a pledge of the foregoing estates for years, and (iii) lease the restaurant properties to Foodmaker. CRC-I and CRC-II may not engage in any other activities other than those required to accomplish the foregoing.

2.   Subsequent Event

     On January 5, 1994, in a private placement transaction, the Company issued and sold $70 million aggregate principal amount of Notes for $68.9 million, which proceeds were used to purchase CRC Notes with an aggregate principal amount of $70 million. The Notes are due November 1, 2003, payable interest only at the rate of 9.75% per annum semi-annually on July 1 and January 1 each year, with a mandatory prepayment of 50% of the original principal on the first business day of January 2002. The CRC Notes' payment and interest terms are equivalent to and structured to coincide with the Notes such that funds will be available to make payments on the Notes. In addition, the CRC Notes require semi-annual sinking fund payments to a trustee of $747 thousand, which will be utilized to partially fund the 50% prepayment in January 2002. The Notes are secured by, among other things, the CRC Notes, the CRC leases to Foodmaker, first priority liens on the underlying properties and any sinking fund or other amounts held in trust.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distribution.

        SEC Registration Fee                                $    24,138
        Legal Fees and Expenses *
        Accountants' Fees and Expenses *
        Blue Sky Fees and Expenses *
        Transfer Agent's Fees *
        Miscellaneous *
                                                             ----------
                  Total Expenses                            $
                                                             ==========
- --------------------
* Estimated

Item 31.  Sales to Special Parties.

     Not Applicable

Item 32.  Recent Sales of Unregistered Securities.

     On January 5, 1994, in a private placement transaction, FM 1993A Corp. (the "Issuer") issued and sold $70,000,000 aggregate principal amount of 9.75% Senior Secured Notes due November 1, 2003 (the "Old Notes"). Jeffries & Company, Inc. was the placement agent in the above-mentioned transaction. The Old Notes were sold to a limited number of institutional investors meeting the criteria for qualified Institutional Investors (as defined in Rule 144A under the Securities Act) or Accredited Investors (as defined in Rule 501(A) under the Securities Act).

     The aggregate offering and sale price for the Old Notes was $68,908,000. The underwriting commission was $______________.

     Exemption from registration was claimed under Section 4(2) of the Securities Act based on the manner of offering and the limited number and nature of the purchase.

     One hundred percent of the Issuer's common stock was issued in a private placement under Section 4(2) of the Securities Act to Robert H. Key, an individual, in December, 1993.

Item 33.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation and Bylaws of Issuer and Foodmaker provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the full extent permitted by the Delaware General Corporation Law.

Item 34.  Treatment of Proceeds From Stock Being Registered.

     Not Applicable.

Item 35.  Exhibits.

 Number   Description

  3.1     Certificate of Incorporation of FM 1993A Corp.

  3.2     Bylaws of FM 1993A Corp.

  4.1 Indenture Agreement dated as of December 15, 1993, by and between the FM 1993A Corp. and State Street Bank and Trust Company **

 4.1.1    Amendment dated _________, 1994 to Indenture Agreement*

 4.1.2    Form of Series B 9.75% Senior Secured Notes*

  4.2     Limited Partnership Guaranties dated as of December 15, 1993

   5      Opinion of Gibson, Dunn & Crutcher*

  10.1 Master Leases (incorporated by reference from Foodmaker's Quarterly Report on Form 10-Q for the quarter ended
          January 23, 1994)

  10.2    Agreement Regarding Corporate Governance

  23.1    Consent of Gibson, Dunn & Crutcher (included in Exhibit 5)*

  23.2    Consent of KPMG Peat Marwick

  23.3    Consent of KPMG Peat Marwick

  23.4    Consent of Deloitte & Touche

   24 Powers of Attorney (contained on pages II-3 - II-7 of this Registration Statement)

   25     Statement of Eligibility of Trustee*

   99     Form of Letter of Transmittal

- -------------------

*    To be filed by amendment.

** Schedules (or similar attachments) to this exhibit do not contain information which is material to an investment decision and not otherwise disclosed in the Registration Statement or the exhibits thereto. A copy of any omitted schedule will be furnished to the Commission upon request.

Item 36.  Undertakings.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the offering of the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), Foodmaker, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 3rd day of May, 1994.

                                   FOODMAKER, INC.


                                 By: /S/Charles W. Duddles
                                     -----------------------------------
                                     Charles W. Duddles,
                                     Executive Vice President, Chief
                                     Administrative Officer and
                                     Chief Financial Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Duddles and William E. Rulon, Esq., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitutions, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, before and after the effective date thereof, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                      Title                    Date
       ---------                      -----                    ----

   /S/Jack W. Goodall       Chairman of the Board,        May 3, 1994
- -----------------------     Chief Executive Officer
    Jack W. Goodall         and President (Principal
                            Executive Officer)


 /S/Charles W. Duddles      Executive Vice President,     May 3, 1994
 ----------------------     Chief Administrative
   Charles W. Duddles       Officer, Chief Financial
                            Officer and Director
                            (Principal Financial
                            Officer)


  /S/Robert L. Suttie       Vice President, Controller    May 3, 1994
  ----------------------    and Chief Accounting
    Robert L. Suttie        Officer (Principal
                            Accounting Officer)

       Signature                      Title                    Date
       ---------                      -----                    ----

  /S/Robert J. Nugent       Executive Vice President,     May 3, 1994
- -----------------------     President of Jack In The
    Robert J. Nugent        Box Division and Director


- -----------------------     Director
    Leonard I. Green


- -----------------------     Director
     Edward Gibbons

   /S/L. Robert Payne
- -----------------------     Director                      May 3, 1994
    L. Robert Payne


- -----------------------     Director
 Christopher V. Walker

   /S/Paul T. Carter
- -----------------------     Director                      May 3, 1994
     Paul T. Carter

  /S/Michael E. Alpert
- -----------------------     Director                      May 3, 1994
   Michael E. Alpert

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), FM 1993A Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 3rd day of May, 1994.

                                   FM 1993A CORP.


                                 By: /S/Charles W. Duddles
                                     -----------------------------------
                                     Charles W. Duddles,
                                     President, Treasurer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Duddles and Charles F. MacGill, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitutions, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, before and after the effective date thereof, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                     Title                  Date
       ---------                     -----                  ----

 /S/Charles W. Duddles      Director, President,         May 3, 1994
- ------------------------    Treasurer and Secretary
   Charles W. Duddles       (Principal Financial and
                            Accounting Officer)

 /S/Charles F. MacGill
- ------------------------    Director                     May 3, 1994
   Charles F. MacGill

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securiteis Act"), CRC-I Limited Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 3rd day of May, 1994.

                                   CRC-I LIMITED PARTNERSHIP
                                   By:  CRC-I Corp., General Partner


                                 By: /S/Charles W. Duddles
                                     ------------------------------
                                     Charles W. Duddles,
                                     President, Treasurer and Clerk



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Duddles and Charles F. MacGill, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitutions, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, before and after the effective date thereof, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                     Title                  Date
       ---------                     -----                  ----

 /S/Charles W. Duddles
- ------------------------     Director of CRC-I Corp.     May 3, 1994
   Charles W. Duddles

 /S/Charles F. MacGill
- ------------------------     Director of CRC-I Corp.     May 3, 1994
   Charles F. MacGill

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), CRC-II Limited Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 3rd day of May, 1994.

                                   CRC-II LIMITED PARTNERSHIP
                                   By:  CRC-II Corp., General Partner


                                 By: /S/Charles W. Duddles
                                     ------------------------------
                                     Charles W. Duddles,
                                     President, Treasurer and Clerk



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Duddles and Charles F. MacGill, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitutions, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, before and after the effective date thereof, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                     Title                  Date
       ---------                     -----                  ----

 /S/Charles W. Duddles      Director of CRC-II Corp.     May 3, 1994
- ------------------------
   Charles W. Duddles

 /S/Charles F. MacGill
- ------------------------    Director of CRC-II Corp.     May 3, 1994
   Charles F. MacGill